As filed with the Securities and Exchange Commission on December 13, 2021

Registration No. 333-261316

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Applied uv, inc.

(Exact name of registrant as specified in its charter)

Delaware	3648	84-4373308
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 150 N. Macquesten Parkway

Mount Vernon, NY 10550

(914) 665-6100

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

James Alecxih

Chief Executive Officer

Applied UV, Inc.

150 N. Macquesten Parkway

Mount Vernon, NY 10550

(914) 665-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.
Jeffrey P. Wofford, Esq.	Joseph M. Lucosky, Esq.
Carmel, Milazzo & Feil LLP	Soyoung Lee, Esq.
55 West 39th Street, 18th Floor	Lucosky Brookman LLP
New York, New York 10018	101 Wood Avenue South, 5th Floor
Telephone: (212) 658-0458	Woodbridge, New Jersey 08830

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

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 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)
10.5% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	$13,800,000	$1,279.26	(3)

(1)	Includes up to $1,800,000 of 10.5% Series A Cumulative Perpetual Preferred Stock to be sold upon exercise of the underwriters’ option to purchase additional shares at the public offering price less the underwriter’s discount.
(2)	Calculated pursuant to Rule 457(o) based on the proposed maximum aggregate offering price.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 13, 2021

PRELIMINARY PROSPECTUS

Applied UV, Inc.

480,000 Shares

of

10.5% Series A Cumulative Perpetual Preferred Stock

Applied UV, Inc. is offering 480,000 shares of its 10.5% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) at an offering price of $25.00 per share. There is no minimum on the number of shares of Series A Preferred Stock that may be purchased in this offering.

Dividends on the Series A Preferred Stock will accrue daily and will be cumulative from, and including, the first day of the month of the date of issue, and will be payable monthly in arrears on the 15th day of each month and if such date is not a business day, then payable on the immediately following business day, when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at a rate equal to 10.5% per annum per $25.00 of stated liquidation preference per share, or $2.625 per share of the Series A Preferred Stock per year. We have established a segregated account that will be funded at closing with proceeds sufficient to pre-fund eight (8) monthly dividend payments on all outstanding shares of Series A Preferred Stock. The segregated account may only be used to pay dividends on the Series A Preferred Stock, when legally permitted, and may not be used for other corporate purposes.

Generally, we may not redeem the Series A Preferred Stock until July 16, 2022, and except as described below upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), as applicable. On and after July 16, 2022, to but excluding July 16, 2023, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $30.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2023, to but excluding July 16, 2024, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $28.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2024, to but excluding July 16, 2025, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $27.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2025, to but excluding July 16, 2026, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $26.25, plus any accrued and unpaid dividends. On and after July 16, 2026, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock, in whole or in part within 90 days after the first date on which such Delisting Event occurred or within 120 days after the first date on which such Change of Control occurred, as applicable, by paying $25.00 per share, plus any accumulated and unpaid dividends up to, but not including, the redemption date.

The Series A Preferred Stock has no stated maturity, will not be subject to any sinking fund for redemption or other mandatory redemption.

Holders of the Series A Preferred Stock will generally have no voting rights except in certain circumstances related to the issuance of capital stock ranking senior or pari pasu to the Series A Preferred Stock and as required under Delaware law. See “Description of the Series A Preferred Stock—Voting Rights.”

Our Series A Preferred Stock is traded on the Nasdaq Capital Market under the symbol “AUVIP.” On [*].2021, the last reported sale price of our Series A Preferred Stock was $[*] per share.

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The offering of the Series A Preferred Stock will be conducted by the underwriters on a firm commitment basis.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$25.00	$12,000,000
Underwriting discount (1)(2)	$1.75	$840,000
Proceeds, before expenses, to us	$23.25	$11,160,000

(1)	Represents underwriting discount and commissions equal to 7.0% per share (or $1.75 per share), which are fees we have agreed to pay on all investors in this offering introduced by the underwriters.

(2)	Does not include accountable expenses up to $125,000 payable to EF Hutton, as representative of the underwriters and non-accountable expenses of 2% of the gross proceeds of the offering payable to EF Hutton. See “Underwriting” beginning on page 61 of this prospectus for additional information regarding underwriter compensation.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, underwriter’s discount and commissions and net proceeds to us, if any, in this offering are presently not determinable and may be substantially less than the maximum offering amount set forth in this prospectus.

We have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to place up to an additional 72,000 shares of the Series A Preferred Stock on the same terms as the other shares being placed by the underwriters.

The underwriters expect to deliver the shares against payment on [*], 2021.

EF HUTTON
division of Benchmark Investments, LLC

The date of this prospectus is [*], 2021.

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Table of Contents

ABOUT THIS PROSPECTUS	iii
PROSPECTUS SUMMARY	1
SUMMARY OF THE OFFERING	7
RISK FACTORS	12
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	39
USE OF PROCEEDS	39
CAPITALIZATION	40
DESCRIPTION OF SERIES A PREFERRED STOCK	41
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	52
UNDERWRITING	58
EXPERTS	61
LEGAL MATTERS	61
WHERE YOU CAN FIND MORE INFORMATION	61
INCORPORATION OF DOCUMENTS BY REFERENCE	61

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You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriter, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriter take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Series A Preferred Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our Series A Preferred Stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

•	all references to the “Company,” the “registrant,” “AUVI,” “we,” “our,” or “us” in this prospectus mean Applied UV, Inc.;

•	“year” or “fiscal year” mean the year ending December 31st; and

•	all dollar or $ references when used in this prospectus refer to United States dollars.

The industry and market data and other statistical information, if any, contained in this prospectus are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our Series A Preferred Stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

As used in this prospectus, all references to “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “Series A Preferred Stock,” “stockholders,” “shareholders” applies only to Applied UV, Inc. and “we,” “our,” “us,” the “Company,” the “registrant,” or “Applied UV” refer to Applied UV, Inc., a Delaware corporation and its subsidiaries, which currently consist of SteriLumen, Inc., a New York corporation (“SteriLumen”) and Munn Works, LLC, a New York limited liability company (“MunnWorks”).

About our Company

Applied UV is focused on the development, acquisition and commercialization of technology that address air and surface purification and infection control in the healthcare, hospitality, commercial, municipal and residential markets. The Company offers science-based solutions and products in air purification under the Airocide brand and label and disinfection of hard surfaces under the Lumicide brand and label. MunnWorks, our subsidiary focused on the hospitality market, manufactures and supplies fine decorative framed mirrors, framed art, and vanities. MunnWorks provides us cross-selling opportunities for our Airocide and Lumicide products. Applied UV is a holding company. Our current operating companies are SteriLumen and MunnWorks.

Air Purification Solutions: Airocide Air Purification

On February 8, 2021 we acquired substantially all of the assets of Akida Holdings LLC (“Akida”), which owned the Airocide™ system of air purification technologies for $7.88 million, consisting of $760,293  in cash and 1.375 million shares of our Common Stock (the “Akida Acquisition”). Akida’s revenue for the full calendar year of 2020 was approximately $4.7 million with EBITDA  of approximately $921,000. Prior to the Akida Acquisition, Akida granted KES Science & Technology, Inc. (“KES”) a non-exclusive irrevocable royalty free license (the “KES License”) to manufacture and sell products based on Airocide technology in the United States and Canada for use in the commercial food preservation and preparation market, the post-harvest market or, with certain limitations, sold to Sub-Zero Refrigerators. KES also manufactures, distributes and provides technical support for our Airocide products pursuant to certain service agreements (the “KES Service Agreements”) At the closing of the KES Acquisition, the KES Service Agreements were assigned to us and we assumed all of the obligations under the KES Service Agreements.

On September 28, 2021, we acquired substantially all of the assets of KES, including the assignment of contracts related to the supply chain management and sale of the Airocide™ system of air purification technologies, for 4.3 million in cash and 300,000 shares of our common stock (the “KES Acquisition”). KES’s revenue for the twelve months ended October 31, 2020 was approximately $4.5 million with EBITDA of approximately $90,000. The KES Service Agreements were canceled at the closing of the KES Acquisition. The KES Acquisition along with the Akida Acquisition provides us with all of the rights, title and interest to the Airocide™ system of air purification technologies, including all of the rights KES had under the KES Service Agreements.

The Airocide™ system of air purification technologies, originally developed for the National Aeronautics and Space Administration (“NASA”) with assistance from the University of Wisconsin at Madison, uses a combination of UVC and a proprietary, titanium dioxide based photocatalyst to eliminate airborne bacteria, mold, fungi, viruses, volatile organic compounds and many odors. We believe Airocide™ can provide solutions to accelerate the reopening of the global economy with applications in the hospitality, hotel, healthcare, nursing homes, grocer, wine, commercial buildings and retail sectors. The Airocide™ system has been used by brands such as DelMonte, Kroger, Opus One , and in March 2021 the Boston Red Sox agreed with SteriLumen to install an Airocide system at Fenway Park and JetBlue Park.

The core technology is in use on the International Space Station and is based on photo-catalytic oxidation (PCO see figure 1 below), a bioconversion process that continuously converts damaging molds, microorganisms, dangerous pathogens, destructive volatile organic chemicals (VOCs) and biological gasses into harmless water vapor.

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Figure 1

Unlike other air purification systems that provide “active” air cleaning, ozone producing systems, ionization or “photo-electrochemical oxidation” Airocide’s nanocoating technology permanently bonds titanium dioxide to the surface of the catalytic bed. This permits the perpetual generation of surface-bound (OH-) radicals over the large surface area created by their advanced geometric design and prevents the generation and release of ozone and other harmful byproducts. The proprietary formulation and methods for creating the catalyst are the basis of Airocide’s competitive advantage, making it the only consistently robust, highly effective, ozone free PCO technology on the market.

Airocide has been tested over the past 12 years by governmental agencies such as NASA, the National Renewable Energy Laboratory independent universities including the University of Wisconsin, Texas Tech University and Texas A&M and air quality science laboratories. Airocide technology has been cleared by the FDA as a class II medical device, making it suitable for providing medical grade air purification in critical hospital use cases. Airocide® product lines include: APS (consumer units) and the GCS and HD lines (commercial units) and will enable the commercial units with Sterilumen’s Clarity D3™ app to bring connectivity, reporting and asset management to our air purification products.

The APS series provides true choice, low maintenance filter less PCO or a filtered air purification option ideal for restaurants, conference rooms, residential and small business or home office spaces. The GCS series is suitable for larger public spaces and enclosed rooms that may have high occupancy such as offices, waiting rooms and hotel lobbies, airport gate areas. The HD series is the most powerful, providing two-stage purification for fast sanitization of larger or industrial spaces such as sporting venues and locker rooms, airports, museums, winery cellars, warehouses and food-processing facilities. All Airocide products also extend the life of any perishables, like fruit, produce or flowers.

Sample Airocide consumer unit	Sample Airocide commercial units

Scientific Air

On October 13, 2021, we acquired substantially all of the assets of Old SAM Partners, LLC F/K/A Scientific Air Management, LLC, which owned a line of air purification technologies (“Scientific Air’) for a purchase price of $9.5 million in cash and 200,000 fully vested shares of our Common Stock (the “Vested Shares”) and 200,000 shares of our Common Stock that are subject to vesting (the “Earnout Shares”) (the “Scientific Air Acquisition”). The number of shares of Common Stock included in the purchase price was based on a per share value of $10.00. With respect to the Vested Shares, if the average price of our common stock during the 20 trading days prior to April 14, 2022 is below $10.00, then we will pay the per share difference to Scientific Air in cash for each Vested Share it and its affiliates own on April 14, 2022. The Earnout Shares vest on March 31, 2023 to the extent certain EBITDA targets for 2021 and 2022 are met. If the average price of our common stock during the 20 trading days prior to March 31, 2023 is below $10.00, then we will pay the per share difference to Scientific Air in cash for each Earnout Share it and its affiliates own on March 31, 2023. Scientific Air’s revenue for the full calendar year of 2020 was approximately $9.1 million with EBITDA of approximately $4.5 million.

The Scientific Air product line uses a combination of UVC and a proprietary, patented system to eliminate airborne bacteria, mold, fungi, viruses, volatile organic compounds and many odors without producing any by products. Scientific Air’s products are well suited for larger spaces within a facility due to the higher air flow of these units. The units are also mobile with industrial grade casters, allowing for movement throughout a facility to address increased bio burden from larger meetings or increased human traffic. Both of these key items extend our Airocide line, creating a comprehensive air disinfection portfolio that spans from small to large spaces and mobile applications.

Scientific Air’s products are currently sold predominantly in North America and into the healthcare market. We see a number of bidirectional synergies. First, we look to leverage Airocide’s global distribution to start distributing Scientific Air’s products internationally. Second, we look to leverage Scientific Air’s strength in healthcare to pull through existing Airocide units, creating a broad healthcare product line, from small clinics, patient rooms and doctor’s offices to larger spaces such as nursing stations, waiting rooms and cafeterias. Scientific Air currently leverages one of the largest healthcare distributors in North America, which is a relationship we intend to further develop to increase our customer base and revenue. Finally, we look to extend our Data Driven Disinfection platform by integrating all our units via our Clarity D3 web and mobile phone application, creating smart asset management, reporting, and control across enterprises.

Model: S-400

Market Opportunity

Our goal is to build a company that successfully designs, develops and markets our platform for Data Driven Disinfection which will enable US and global economies to re-open and provide safe environments during and following the pandemic. Our platform will also be positioned to help decrease the national rate of HAIs. We will seek to achieve this goal by having our products actively involved in the following activities:

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•   Focus on large facilities in hospitality and sporting venues: this market segment has strong incentives to invest in additional disinfection to ensure guests and patrons return and increase sales to pre-pandemic levels hotels, wishing to make disinfection, safety, and cleanliness part of their branded experience can benefit from our solutions and products. In addition to existing and developing Airocide and Lumicide specific sales efforts, we intend to leverage the Company’s hospitality business for cross-selling opportunities of our air purification and surface disinfectant solutions and products. Our initial research indicates that the key stakeholders in this market value the asset management and reporting capabilities of our platform and provide key points of differentiation.

•   Secondary focus on healthcare facilities outside of the hospital market: (i) Target infection prevention professionals in healthcare facilities including assisted living and long-term care, clinics and ambulatory surgical centers.; (ii) Identify and target facilities that have been fined for high infection rates.

•   Leverage relationships with Environmental Health and Safety organizations who are responsible for employee safety.

•   Continue scientific validation: through lab testing and data from real world deployments; publish case studies in peer reviewed journals.

•   Leverage an outsourced supply chain: Leverage an outsourced supply chain for production and warehousing.

Beyond healthcare facilities, we are prioritizing our opportunities in additional market segments:

Airplane and Cruise Line Bathrooms. Because of the close quarters inside most airplane cabins, pathogens can easily be spread amongst passengers, especially on long flights where airplane bathrooms have more use and may not be cleaned before flight’s end. Our Data Driven Disinfection platform could provide an important means for disinfecting airplane bathrooms, keeping track of cleanliness during flights, and decreasing the spread of germs in the airplane cabin.

Schools. Schools and education authorities pay very close attention to disinfection to prevent the spread of influenza as well as other contagious threats. The CDC maintains guidelines for disinfection of schools and many other organizations also advise schools on proper disinfection protocol. Our disinfection systems could find a receptive audience among school facilities managers looking for new solutions that can assist in safely returning students to classrooms during the pandemic and post Covid-19.

Restaurants. Given the need to prevent foodborne illness, restaurants are constantly urging staff to wash their hands and are required by public health authorities to keep their premises as clean and germ-free as possible. There is an opportunity to become part of upscale restaurants’ strategy to demonstrate dedication and commitment to customers and health department to reduce the spread of infections within their establishment.

Homes. Our Airocide brands have a strong foothold in the consumer marketplace and we will expand digital marketing activities to gain greater market share.

Surface Disinfection Solutions: Lumicide

The Company’s Lumicide brand of products are unique, patented, and automated disinfecting systems that rely on LEDs in the “C” range of the ultraviolet spectrum (UVC). Lumicide offers configurable options for placement of the UVC LEDs in a wide variety of fixtures including but not limited to vanities, restrooms, above desks or along countertops. Lumicide disinfects hard surfaces within 12 to 24 inches of the unit, generating adequate energy required to kill pathogens in a typical disinfection cycle at extremely low power measured in milliwatts. Lumicide has been tested by ResInnova Laboratories, an International Antimicrobial Council certified BSL-2 testing facility (“ResInnova”).

Our product platform includes the following attributes:

• Focus on high-contamination surfaces Focuses on pathogens that accumulate on the sink area, including handles, faucets, backsplash and in the drain.

• Germicidal UVC LEDs. The UVC LEDs in our devices have demonstrated destruction of the most clinically relevant pathogens causing HAIs as well as destruction of SARS-CoV2, the virus causing COVID-19.

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• Automatic operation. A built-in programmable controller within the unit ensures operation for the appropriate UVC dosage required to conduct four logs pathogen destruction and is not dependent on manual operation. Its functionality is expandable and may become a source for recurring income through additional data reporting, leasing and maintenance of add-on elements.

• Continuous operation. Works in pre-programmed cycles that can be managed by an on-board programmable controller. The motion detectors enclosed within each device allow continuous disinfection of high contamination areas as long as room occupants are outside a safe distance of the device. Research has shown that microbes can rebound to pre-disinfection levels within two hours following manual cleaning and disinfection. Lumicide products operating continuously mitigate pathogen regeneration.

• Safety. Built-in redundant motion sensors automatically shut off when movement is detected within range of the UVC light, or failure of motion sensors on the unit, eliminating safety concerns about UVC exposure. Once there is no movement in the room for programmed time period, Lumide comes back on to restart and continue its cycle.

We currently have four  product lines incorporating Lumicide including:

(i) disinfecting drain device (in market);

(ii) disinfecting shelf, which is a ribbon that can be installed above a sink, beneath an existing bathroom mirror, or above other high-contamination risk surfaces (in market);

(iii) disinfecting back-lit mirror (in development);

(iv) mirrored medicine cabinet for residential use (in development)

Standalone Lumicide ribbon units disinfect a 24-inch square area on any hard surface like sinks and backsplash	Existing fixtures can integrate Lumicide to address a major source for pathogen in sinks

The Company has pursued validation of its platform in both laboratory and real clinical settings. Devices were independently tested since 2017, before the pandemic, and again in 2020 at ResInnova Laboratories, an International Antimicrobial Council certified BSL-2 testing facility. The disinfecting mirror and disinfecting drain devices were found to be effective in killing (3-4 log reductions) the most infectious and clinically important pathogens including C. difficile, methicillin resistant staphylococcus aureus (MRSA), E. Coli, and OC43 human coronavirus, a strain structurally and genetically similar to SARS-CoV-2 and accepted as a surrogate for that virus. The Company is also sponsoring a study at Mount Sinai and its Icahn School of Medicine on the effectiveness of Lumicide in patient bathrooms in a New York hospital in the Mount Sinai system. Mount Sinai has agreed to provide the results of their study in a report to be issued in the fourth quarter of 2021 as well as publishing their results in an academic, peer reviewed journal.

Axis Lighting Licensing & Joint Development Agreement

In October of 2020, we entered into an Exclusive Licensing & Joint Development Agreement with Axis Lighting to commercialize UVC devices specifically for the hospital market. Axis Lighting is one of the largest independent architectural lighting companies in North America and operates a manufacturing facility with on-site design, engineering, and marketing staff to deliver high-performance LED luminaires for general, ambient and task lighting in offices, as well as in commercial and institutional spaces. BalancedCare™ by Axis provides healthcare lighting for wellness, offering patent-pending performance lighting for both visual comfort and functionality. The licensed product from Axis once launched will be offered through the Balancedcare™ platform and brand. BalancedCare™ addresses a number of requirements of today’s complex healthcare environment, including infection control, and is supported and distributed through 98 Axis agents across North America.

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Under the agreement, we will work with Axis Lighting’s BalancedCare™ team to leverage our intellectual property and proprietary know-how to commercialize a range of new LED-based technologies designed for use in the hospital sector. Axis will pay royalties on sales of the commercial products developed through the collaboration. Our first jointly developed disinfection lighting fixture has completed the design phase and will launch later this year.

The Company has received confirmation from the U.S. Food & Drug Administration that our Lumicide products are not “devices” under Section 201(h) of the FDA Act and therefore the Company is not required to comply with the requirements of the FDA Act with respect to Lumicide. However, our Lumicide products are in compliance with the FDA’s March 2020 “Enforcement Policy for Sterilizers, Disinfectant Devices, and Air Purifiers” enacted during the COVID-19 Public Health Emergency. In addition, the Lumicide disinfecting shelf and drain systems have received certification from Underwriters Laboratories (UL), the global leader in product safety testing and certification.

Integrating Our Solutions Through Data Driven Disinfection Platform

The Clarity D3™ application enables Data Driven Disinfection™ with IOT connectivity using Wi-Fi, Bluetooth, and other RF technology for continuous transmission of use and functionality data for collection and analysis. Clarity D3 provides remote asset management and full visibility into the operation of our devices as well as efficacy reporting on the cycles that have run and subsequent cleanliness status. The app also enables Smart Maintenance, with LED cartridge lifecycle alerts, fault detection/reports and other automatic system updates.

Hospitality Segment

Through our subsidiary, MunnWorks, we manufacture and supply custom designed decorative framed mirrors, framed art, and bathroom vanities primarily to the hospitality market. We supply the major hotel brands in North America including hotel chains or “flags” like: Hilton Hotels & Resorts, the various Hyatt branded hotels, the various Marriott branded hotels, Four Seasons Hotels and Resorts and the subsidiary hotel brands for each of these major brands. We have a national sales force and an established distribution network for hotels and restaurants in every major market in the United States and have begun to develop a distribution network for the assisted living market. These distribution networks will also be a significant asset for cross selling and recommending our Airocide and Lumicide products and solutions, as those networks will be utilized for marketing and sales.

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our Common Stock.

Employees

As of November 23, 2021, we had 60 employees.

Corporate Information

Our principal executive offices are located at 150 N. Macquesten Parkway, Mount Vernon, NY 10550. Our website address is www.applieduvinc.com. The information included on our website is not part of this prospectus.

Recent Offering and Sale of Series A Preferred Stock

On July 16, 2021, we completed an underwritten public offering of our Series A Preferred Stock at an offering price of $25.00 per share. We initially sold 480,000 shares of Series A Preferred Stock and, on July July 29, 2021, we sold an additional 72,000 shares of Series A Preferred Stock as a result of the exercise of the underwriters’ over-allotment option in full. The sale of Series A Preferred Stock generated aggregate gross proceeds to us of approximately $13.8 million.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

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These exemptions include:

• being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

• not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

• not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

• reduced disclosure obligations regarding executive compensation; and

• not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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SUMMARY OF THE OFFERING

The following summary contains basic terms about this offering and the Series A Preferred Stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 12 and the other risks described in our annual and quarterly reports incorporated by reference herein. For a more complete description of the terms of the Series A Preferred Stock, see “Description of the Series A Preferred Stock beginning on page 41.”

Issuer:	Applied UV, Inc., a Delaware corporation.

Securities Offered:	480,000 shares of 10.5% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”).

Series A Preferred Stock outstanding prior to this offering:	552,000.

Series A Preferred Stock to be outstanding after this offering:	1,032,000 shares of the Series A Preferred Stock, assuming all of the shares offered hereby are sold and assuming no exercise of the over-allotment option.

Over-allotment option:	The underwriters have a 45-day option to purchase up to 72,000 additional shares of Series A Preferred Stock (15.0% of the shares sold in this offering).

Offering Price:	$25.00 per share of the Series A Preferred Stock.

Dividends:	We will pay cumulative cash dividends on the Series A Preferred Stock, when and as declared by our Board of Directors, at the rate of 10.5% of the $25.00 liquidation preference per year (equivalent to $2.625 per year).

Dividends will be payable monthly in arrears, on or about the 15th day of each month; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day, and no interest, additional dividends or other sums will accumulate. Dividends will accumulate and be cumulative from, and including, the date of original issuance, which, with respect to the Series A Preferred Stock offered hereby, is expected to be [*], 2021. The first dividend on the Series A Preferred Stock offered hereby, which is scheduled to be paid on or about [*], 2021 in the amount of $[*] per share, will cover the period from, and including, the first date we issue and sell the Series A Preferred Stock through, but not including, [*], 2021. Dividends on the Series A Preferred Stock will continue to accumulate whether or not (i) any of our agreements prohibit the current payment of dividends, (ii) we have earnings or funds legally available to pay the dividends, or (iii) our Board of Directors does not declare the payment of the dividends.

In the event we owe accumulated dividends (whether or not earned or declared) on our Series A Preferred Stock equal to at least twelve full months of dividends (and sufficient cash or securities have not been deposited with a paying agent for the payment of the accumulated dividends), the number of directors constituting the board will be increased by the amount of directors, which we refer to as the “New Preferred Directors,” that when added to the then current number of will constitute a majority of the Board of Directors. We will then call a special meeting of holders of the Preferred Stock on parity with the Series A Preferred Stock to permit the election of the New Preferred Directors. The term of the New Preferred Directors will last for so long as we are in arrears on our dividends as described above. The ability of the holders of Preferred Stock to elect the New Preferred Directors will also terminate, subject to reinstatement, once we have a Dividend Payment Date on which we are no longer in arrears on our dividends to the extent described above.

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Liquidation Preference:	The liquidation preference of each share of Series A Preferred Stock is $25.00. Upon liquidation, holders of Series A Preferred Stock will be entitled to receive the liquidation preference with respect to their shares of Series A Preferred Stock plus an amount equal to accumulated but unpaid dividends with respect to such shares. We may only issue equity securities ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution and winding up if we obtain the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock and each other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up upon which like voting rights have been conferred, including our Series A Preferred Stock, voting together as a single class. The rights of holders of shares of the Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the Series A Preferred Stock as to liquidation, dissolution or winding up and junior to the rights of any class or series of our equity securities expressly designated as ranking senior to the Series A Preferred Stock. See “Description of Series A Preferred Stock—Liquidation Preference.”

Optional Redemption:	On and after July 16, 2022, to but excluding July 16, 2023, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $30.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2023, to but excluding July 16, 2024, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $28.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2024, to but excluding July 16, 2025, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $27.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2025, to but excluding July 16, 2026, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $26.25, plus any accrued and unpaid dividends. On and after July 16, 2026, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock, in whole or in part within 90 days after the first date on which such Delisting Event occurred or within 120 days after the first date on which such Change of Control occurred, as applicable, by paying $25.00 per share, plus any accumulated and unpaid dividends up to, but not including, the redemption date.

Special Optional Redemption	In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock, in whole or in part within 90 days after the first date on which such Delisting Event occurred or within 120 days after the first date on which such Change of Control occurred, as applicable, by paying $25.00 per share, plus any accumulated and unpaid dividends up to, but not including, the redemption date.

A “Delisting Event” occurs when, after the original issuance of Series A Preferred Stock, both (i) the shares of Series A Preferred Stock are no longer listed on Nasdaq, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC (“NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but any Series A Preferred Stock is still outstanding. A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

• the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

• following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity), has a class of common securities (or ADRs representing such securities) listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER. We refer to redemption following a Delisting Event or Change of Control as a “special optional redemption.” If, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, we have provided or provide notice of exercise of any of our redemption rights relating to the Series A Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of the Series A Preferred Stock will not have the conversion right described below.

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Conversion Rights:

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right (unless, prior to the Delisting Event or Change of Control Conversion Date (each as defined herein), as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock equal to the lesser of:

• the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends up to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined herein); and

• 5.353319 (i.e., the Share Cap), subject to certain adjustments; and subject, in each case, to the conditions described in this prospectus, including, under specified circumstances, an aggregate cap on the total number of shares of our common stock issuable upon conversion and to provisions for the receipt of alternative consideration.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series A Preferred Stock will not have any right to direct the depositary to convert the Series A Preferred Stock, and any Series A Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

Except as provided above in connection with a Delisting Event or Change of Control, shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.

Segregated dividend payment account:	We have established a segregated account that will be funded at closing with proceeds sufficient to pre-fund eight (8) monthly dividend payments on all outstanding shares of Series A Preferred Stock. The segregated account may only be used to pay dividends on the Series A Preferred Stock, when legally permitted, and may not be used for other corporate purposes.

No Maturity or Mandatory Redemption	The Series A Preferred Stock has no stated maturity and will not be subject to mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they are converted into Common Stock as described herein. We are not required to set aside funds to redeem the Series A Preferred Stock.

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Ranking:	The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (a) senior to all classes or series of our Common Stock and to all other equity securities issued by us other than equity securities referred to in clauses (b) and (c); (b) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (c) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (d) junior to all of our existing and future indebtedness (including indebtedness convertible into our Common Stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries. See “Description of Securities--Series A Preferred Stock–Ranking.”

Limited Voting Rights:	Except with respect to the issuance of equity securities ranking senior to the Series A Preferred Stock (other than preferred stock that bears interest at a lower rate than the Series A Preferred Stock) or certain material and adverse changes to the terms of the Series A Preferred Stock, which in each case shall require the affirmative vote of 66.67% of the holders of the Series A Preferred Stock, the Series A Preferred Stock shall have no right to vote on any matter that may come before the stockholders of the Company who do have the right to vote. See “Description of Series A Preferred Stock—Voting Rights.” In any matter in which the Series A Preferred Stock may vote, each share of Series A Preferred Stock shall be entitled to one vote.

No Sinking Fund:	We will not establish a sinking or reserve fund for the payment of dividends on our Series A Preferred Stock. Dividends on the Series A Preferred Stock will be paid from the general corporate funds of the Company to the extent available for such payment.

No Preemptive Rights:	Holders of the Series A Preferred Stock will not have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Company.

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Use of Proceeds:	We intend to use the net proceeds from the sale of Series A Preferred Stock by us in this offering for general corporate purposes, including new investments and acquisitions.

Nasdaq Capital Market Symbol:	AUVIP.

Material U.S. Federal Income Tax	For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Series A Preferred Stock, please see “Material U.S. Federal Income Tax Considerations.”
Considerations:
You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Series A Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book Entry and Form:	The Series A Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

Transfer Agent:	VStock Transfer, LLC is the registrar, transfer agent, and paying agent in respect of the Series A Preferred Stock.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our Series A Preferred Stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Series A Preferred Stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business and Operations

The Company operates through SteriLumen and MunnWorks and its only material assets are its equity interests in those subsidiaries. As a result, our only current source of revenue is distributions from our subsidiaries and SteriLumen has incurred losses since its inception and we anticipate it will continue to incur significant losses for the foreseeable future and revenue from MunnWorks may not be sufficient to offset those losses.

The Company is a holding company for SteriLumen and MunnWorks and has no material assets other than its equity interests in those subsidiaries. Therefore, the only current revenue source is future distributions from its subsidiaries. SteriLumen is an early-stage designer and marketer of disinfection systems with limited operating history spanning from December 2016. We expect negative cash flows from SteriLumen’s operations for the foreseeable future which may not be off-set by cash flows from MunnWorks. Our utilization of cash has been and will continue to be highly dependent on SteriLumen’s product development programs and cash flow from MunnWorks’ operations. Our cash expenses will be highly dependent on the product development programs SteriLumen chooses to pursue, the progress of these product development programs, the results of SteriLumen’s validation/marketing studies, the terms and conditions of SteriLumen’s contracts with service providers and manufacturing contractors, and the terms of recruitment of facilities in our validation/marketing studies. In addition, the continuation of SteriLumen’s validation/marketing studies, and quite possibly its entire business, will depend on results of upcoming clinical data analyses and our financial resources at the time. Failure to raise capital as and when needed, on favorable terms or at all, would have a negative impact on our financial condition and SteriLumen’s ability to develop its product candidates.

SteriLumen has devoted substantially all of its financial resources to develop its product candidates. SteriLumen has financed its operations primarily through the contributions of its founders. The amount of SteriLumen’s future net losses will depend, in part, on the development of adequate distribution channels for the Disinfecting System, the demand for the Disinfecting System, the rate of its future expenditures and our ability to obtain funding through the issuance of our securities, strategic collaborations or grants. Disinfection product development is a highly speculative undertaking and involves a substantial degree of risk. SteriLumen successfully completed the prototype phase of testing and development for the Disinfecting System, but has not yet commenced pivotal testing in health care facility settings. Even if SteriLumen obtains positive results from such testing, its future revenue will depend upon its ability to achieve sufficient market acceptance, pricing, the performance of its independent sales representatives and its manufacturing and distribution suppliers.

We expect SteriLumen to continue to incur significant losses until it is able to commercialize the Disinfecting System, which it may not be successful in achieving. We anticipate that SteriLumen’s expenses will increase substantially if and as SteriLumen:

•	continues the research and development of the Disinfecting System and other disinfecting products;

•	expands the scope of its testing for the Disinfecting System and other disinfecting products;

•	establishes a sales, marketing, and distribution infrastructure to commercialize its product candidates;

•	seeks to maintain, protect, and expand its intellectual property portfolio;

•	seeks to attract and retain skilled personnel; and

•	Creates additional infrastructure to support its product candidate development and planned future commercialization efforts.

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Furthermore, any additional fundraising efforts may divert our management from our subsidiaries’ day-to-day activities, which may adversely affect our ability to develop and commercialize their product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of holders of our securities and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely affect our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results, and prospects. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product candidates or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

The pandemic caused by the spread of the Coronavirus could have an adverse impact on our financial condition and results of operations and other aspects of our business.

In December 2019, a novel strain of Coronavirus was reported to have surfaced in Wuhan, China. The virus has since spread to over 150 countries and every state in the United States. On January 30, 2020, the World Health Organization declared the outbreak of Coronavirus a “Public Health Emergency of International Concern.” On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency.

The spread of the virus in many countries continues to adversely impact global economic activity and has contributed to significant volatility and negative pressure in financial markets and supply chains. The pandemic has had, and could have a significantly greater, material adverse effect on the U.S. economy where we conduct a majority of our business. The pandemic has resulted, and may continue to result for an extended period, in significant disruption of global financial markets, which may reduce our ability to access capital in the future, which could negatively affect our liquidity.

Most states and cities have reacted by instituting quarantines, restrictions on travel, “stay at home” and “social distancing” rules and restrictions on the types of businesses that may continue to operate, as well as guidance in response to the pandemic and the need to contain it.

We have taken steps to take care of our employees, including providing the ability for employees to work remotely and implementing strategies to support appropriate social distancing techniques for those employees who are not able to work remotely. We have also taken precautions with regard to employee, facility, and office hygiene as well as implementing significant travel restrictions. We are also assessing our business continuity plans for all business units in the context of the pandemic. This is a rapidly evolving situation, and we will continue to monitor and mitigate developments affecting our workforce, our suppliers, our customers, and the public at large to the extent we are able to do so. We have and will continue to carefully review all rules, regulations, and orders and responding accordingly.

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We are dependent upon suppliers to provide us with all of the raw materials for products that we manufacture and sell and we currently manufacture the majority of our products in China. The pandemic has impacted and may continue to impact suppliers of materials and the manufacturing locations for our products. As a result, we have faced and may continue to face delays or difficulty manufacturing certain products, which could negatively affect our business and financial results. Even if we are able to find alternate sources for materials and manufacturing, they may cost more, which could adversely impact our profitability and financial condition.

If the current pace of the pandemic cannot be slowed and the spread of the virus is not contained, our business operations could be further delayed or interrupted. We expect that government and health authorities may announce new or extend existing restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. We may also experience limitations in employee resources. In addition, our operations could be disrupted if any of our employees were suspected of having the virus, which could require quarantine of some or all such employees or closure of our facilities for disinfection. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

Although it is difficult to predict the effect and ultimate impact of the Coronavirus outbreak on our business, it is likely that the impact of Coronavirus will adversely affect our results of operations, financial condition and cash flows in fiscal year 2021.

We are vulnerable to continued global economic uncertainty and volatility in financial markets.

Our business is highly sensitive to changes in general economic conditions as a seller of goods and services. Financial markets inside the United States and internationally have experienced extreme disruption in recent times, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, and declining valuations of investments. We believe these disruptions are likely to have an ongoing adverse effect on the world economy. A continuing economic downturn and financial market disruptions could have a material adverse effect on our business, financial condition, and results of operations, including by:

•	reducing demand for our products and services, increasing order cancellations and resulting in longer sales cycles and slower adoption of new technologies;

•	increasing the difficulty of collecting accounts receivable and the risk of excess and obsolete inventories;

•	increasing price competition in our served markets; and

•	resulting in supply interruptions, which could disrupt our ability to produce our products.

We could need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

To remain competitive, we must continue to make significant investments in the development of our products, the expansion of our sales and marketing activities, and the expansion of our operating and management infrastructure as we increase sales domestically and internationally. If cash generated from our operations is insufficient to fund such growth, we could be required to raise additional funds through the issuance of equity or debt securities in the public or private markets, or through a collaborative arrangement or sale of assets. Additional financing opportunities may not be available to us, or if available, may not be on favorable terms. The availability of financing opportunities will depend, in part, on market conditions, and the outlook for our business. Any future issuance of equity securities or securities convertible into equity securities could result in substantial dilution to our stockholders, and the securities issued in such a financing could have rights, preferences or privileges senior to those of our Common Stock. In addition, if we raise additional funds through debt financing, we could be subject to debt covenants that place limitations on our operations. We could not be able to raise additional capital on reasonable terms, or at all, or we could use capital more rapidly than anticipated. If we cannot raise the required capital when needed, we may not be able to satisfy the demands of existing and prospective customers, we could lose revenue and market share and we may have to curtail our capital expenditures.

The following factors, among others, could affect our ability to obtain additional financing on favorable terms, or at all:

•	our results of operations;

•	general economic conditions and conditions in the sanitation and disinfection industries and performance of sanitation devices as opposed to sanitation and disinfection substances;

•	the perception of our business in the capital markets;

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•	making capital improvements to improve our infrastructure;

•	hiring qualified management and key employees;

•	responding to competitive pressures;

•	complying with regulatory requirements, if any;

•	our ratio of debt to equity;

•	our financial condition;

•	our business prospects; and

•	interest rates.

If we are unable to obtain sufficient capital in the future, we could have to curtail our capital expenditures. Any curtailment of our capital expenditures could result in a reduction in net revenue, reduced quality of our products, increased manufacturing costs for our products, harm to our reputation, or reduced manufacturing efficiencies and could have a material adverse effect on our business, financial condition, and results of operations.

Raising additional capital may cause dilution to our existing stockholders and restrict our operations or require us to relinquish certain intellectual property rights.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances, licensing arrangements, and grants. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders may be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our stockholders. Debt and receivables financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our or our subsidiaries’ products or grant licenses on terms that are not favorable to us. A failure to obtain adequate funds may cause us to curtail certain operational activities, including research and development, validation/marketing studies, sales and marketing, and manufacturing operations, in order to reduce costs and sustain the business, and would have a material adverse effect on our business and financial condition.

Our success depends, in part, on our relationships with, and the efforts of, third-party manufacturers, distributors, and other third parties that perform various tasks for us. If these third parties do not successfully carry out their contractual duties or meet expected, we may not be able to commercialize our product candidates and our business could be substantially harmed.

While we internally manufacture all of MunnWorks’ products that are manufactured domestically, currently approximately 75% of MunnWorks’ products and all of SteriLumen’s products are manufactured overseas in China by third party manufacturers. Approximately 25% of SteriLumen products are manufactured overseas in China by third party maunfacturers, and SteriLumen’s domestic production is manufactured by third party manufacturers, with final assembly and inspection internally. We do not currently have the infrastructure or capability internally to manufacture all of the components of our products and systems, and we lack the resources and the capability to manufacture and distribute the Disinfecting System on a commercial scale. We plan to rely on third parties for such operations. There are a limited number of manufacturers who have the ability to produce our products, and there may be a need to identify alternate manufacturers to prevent a possible disruption of our manufacturing and distribution process. Switching manufacturers or distributors, if necessary, may involve substantial costs and is likely to result in a delay in our desired commercial timelines, which could harm our business and results of operations.

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Our suppliers may not supply us with a sufficient amount or adequate quality of materials, which could have a material adverse effect on our business, financial condition, and results of operations.

Our business depends on our ability to obtain timely deliveries of materials, components, and subassemblies of acceptable quality and in acceptable quantities from third-party suppliers. We generally purchase components and subassemblies from a limited group of suppliers through purchase orders, rather than written supply contracts. Consequently, many of our suppliers have no obligation to continue to supply us on a long-term basis. In addition, our suppliers manufacture products for a range of customers, and fluctuations in demand for the products those suppliers manufacture for others could affect their ability to deliver components for us in a timely manner. Moreover, our suppliers could encounter financial hardships, be acquired, or experience other business events unrelated to our demand for components, which could inhibit or prevent their ability to fulfill our orders and satisfy our requirements.

If any of our suppliers cease to provide us with sufficient quantities of our components in a timely manner or on terms acceptable to us, or ceases to manufacture components of acceptable quality, we could incur manufacturing delays and sales disruptions while we locate and engage alternative qualified suppliers, and we might be unable to engage acceptable alternative suppliers on favorable terms. In addition, we could need to reengineer our components, which could significantly delay production. Any interruption or delay in the supply of components or materials, or our inability to obtain components or materials from alternate sources at acceptable prices in a timely manner, could impair our ability to meet the demand of our customers and cause them to cancel orders or switch to competitive procedures. We are continually in the process of identifying and qualifying alternate source suppliers for our key components. There can be no assurance, however, that we will successfully identify and qualify an alternate source supplier for any of our key components or that we could enter into an agreement with any such alternate source supplier on terms acceptable to us, or at all.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we rely on third parties to develop and manufacture our products, we must, at times, share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, such as trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business.

Our near-term success is dependent in large part upon our ability to commence sales of the Disinfecting System and continued sales and positive cash flow from MunnWorks’ products.

Our success will depend, in part, upon our ability to create a commercial market for the Disinfecting System. Attracting new customers and distribution networks requires substantial time and expense. Any failure to commercialize our products would adversely affect its operating results and adversely affect our business, results of operations and financial condition. Many factors could affect the market acceptance and commercial success of our products, including:

•	Our ability to convince potential customers of the advantages and economic value of products over competing products and methodologies;

•	the breadth of our product menu;

•	changes to policies, procedures or currently accepted best practices in the health care industry;

•	the extent and success of our marketing and sales efforts; and

•	our ability to manufacture in quantity our products and meet demand in a timely fashion.

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We may engage in future acquisitions or strategic transactions which may require us to seek additional financing or financial commitments, increase our expenses and/or present significant distractions to our management.

We may make acquisitions in the future. In the event we engage in an acquisition or strategic transaction, we may need to acquire additional financing (particularly, if the acquired entity is not cash flow positive or does not have significant cash on hand). Obtaining financing through the issuance or sale of additional equity and/or debt securities, if possible, may not be at favorable terms and may result in additional dilution to our current stockholders. Additionally, SteriLumen has recently acquired the Airocide product line and such transaction or any future acquisition by us or one of our subsidiaries may require us to incur non-recurring or other charges, may increase our near and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. For example, an acquisition or strategic transaction such as the acquisition of the Airocide product line may entail numerous operational and financial risks, including the risks outlined above and additionally:

•	exposure to unknown liabilities;

•	disruption of our business and diversion of our management’s time and attention in order to develop acquired products or technologies higher than expected acquisition and integration costs;

•	write-downs of assets or goodwill or impairment charges;

•	increased amortization expenses;

•	difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel;

•	impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership; and

•	inability to retain key employees of any acquired businesses.

Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, and any transactions that we do complete could have a material adverse effect on our business, results of operations, financial condition and prospects.

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Recent U.S. tax legislation may materially affect our financial condition, results of operations and cash flows.

The recently enacted Tax Cuts and Jobs Act (the “Tax Act”) has significantly changed the U.S. federal income taxation of U.S. businesses, including by reducing the U.S. corporate income tax rate, limiting interest deductions, permitting immediate expensing of certain capital expenditures, modifying or repealing many business deductions and credits.

The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) modifies certain provisions of the Tax Act, including increasing the amount of interest expense that may be deducted.

The Tax Act as modified by the CARES Act is unclear in many respects and could be subject to potential amendments and technical corrections, as well as interpretations and implementing regulations by the Treasury and IRS, any of which could lessen or increase certain adverse impacts of the legislation. In addition, it is unclear how these U.S. federal income tax changes will affect state and local taxation, which often uses federal taxable income as a starting point for computing state and local tax liabilities. Our analysis and interpretation of this legislation is preliminary and ongoing and there may be material adverse effects resulting from the legislation that we have not yet identified. While some of the changes made by the tax legislation may adversely affect us, other changes may be beneficial. We continue to work with our tax advisors and auditors to determine the full impact that the recent tax legislation as a whole will have on us. We urge our investors to consult with their legal and tax advisors with respect to such legislation and its potential effect on an investment in our Series A Preferred Stock.

Our operating results are affected by many factors and may fluctuate significantly on a quarterly basis.

Our operating results may vary substantially from quarter to quarter and may be greater or less than those achieved in the immediately preceding period or in the comparable period of the prior year. Factors that may cause quarterly results to vary include, but are not limited to, the following:

•	the number of new product introductions by our subsidiaries;

•	losses related to inventory write-offs;

•	marketing exclusivity, if any, which may be obtained on certain new products;

•	the level of competition in the marketplace for certain products;

•	our subsidiaries’ ability to create demand in the marketplace for their products;

•	availability of raw materials and finished products from suppliers;

•	our subsidiaries’ ability to contract manufacturers to make their products;

•	Our dependence on a small number of products for a significant portion of net revenue or income;

•	price erosion and customer consolidation; and

•	uncertainty of future import tariffs.

The profitability of our subsidiaries’ product sales is also dependent upon the prices they are able to charge for their products, the costs to purchase products from third parties, and their ability to manufacture their products in a cost-effective manner. If their revenues decline or do not grow as anticipated, they may not be able to reduce their operating expenses to offset such declines. Failure to achieve anticipated levels of revenues could, therefore, significantly harm our operating results for a particular fiscal period.

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In connection with our acquisition of the Scientific Air business we may be obligated to make additional cash payments to the seller of Scientific Air, which could have material adverse effect on our cash position and financial condition.

In connection with the Scientific Air Acquisition we have agreed that (1) if on the sixth month anniversary of the closing date of the acquisition (the “Free Trading Date”), the value of our common stock during the 20 day trading period immediately prior to the Free Trading Date (the “Free Trading Date Value”) is less than $10.00 per share, we will pay the seller of Scientific Air (the “Scientific Air Seller”) an additional amount of consideration in cash equal to the product of (x) up to 200,000 (depending on how many of the 200,000 vested shares (the “Vested Shares”) of our common stock paid to Scientific Air Seller have been transferred to non-affiliates prior to the Free Trading Date) multiplied by (y) the difference between the Free Trading Date Value and $10.00 and (2) if on March 31, 2023 (the “Vesting Date”), the value of our common stock during the 20 day trading period immediately prior to the Vesting Date (the “Vesting Date Value”) is less than $10.00 per share, we will pay the Scientific Air Seller an additional amount of consideration in cash equal to the product of (x) up to 200,000 (depending on how many of the 200,000 unvested shares (the “Unvested Shares”) of our common stock paid to Scientific Air Seller have been clawed-back by us or transferred to non-affiliates prior to the Vesting Date) multiplied by (y) the difference between the Vesting Date Value and $10.00. For example if both on the Free Trading Date and the Vesting Date, the Free Trading Date Value and the Vesting Date Value was $5.00 per share and assuming 200,000 Vested Shares were held by the Scientific Air Seller and its affiliates on the Free Trading Date and 200,000 Unvested Shares were held by the Scientific Air Seller and its affiliates on the Vesting Date, we would be required to pay the Scientific Air Seller an aggregate of $2,000,000. If our Free Trading Value and Vesting Value is $2.50 on the Free Trading Date and the Vesting Date, respectively, and assuming no claw-back or share transfers, our aggregate payment obligation would be $3,000,000. If the Free Trading Value or the Vesting Date Value is below $10.00, our payment obligation to the Scientific Air Seller could have a material adverse effect on our cash position and therefore on our financial condition and prospects.

We have made a secured loan to a potential acquisition target and a default on such loan could have a material adverse effect on our operating income.

In February of 2021 we loaned $500,000 to a potential acquisition target (the “Borrower”) with whom we also executed a non-binding letter of intent. In return for the loan we were issued a $500,000 promissory note (the “Note”), which became due in August of 2021, but such due date was extended until November 30, 2021. Although the Note is secured by all the assets of the Borrower and the Borrower executed a confession of judgment that would expedite enforcement of our securtity interest against the Borrower in the case of a default, if a default occurs there can be no assurance we will be able to recoup all or a portion of the resulting loss from the assets of the Borrower. Such loss could have a material adverse effect on our income.

We could be subject to significant warranty obligations if our products are defective, which could have a material adverse effect on our business, financial condition, and results of operations.

In manufacturing our products, we depend upon third parties for the supply of various components. Many of these components require a significant degree of technical expertise to design and produce. If we fail to adequately design, or if our suppliers fail to produce components to specification, or if the suppliers, or we, use defective materials or workmanship in the manufacturing process, the reliability and performance of our products will be compromised. Our products could contain defects that cannot be repaired easily and inexpensively that can result some or all of the following:

•	loss of customer orders and delay in order fulfillment;

•	damage to our brand reputation;

•	increased cost of our warranty program due to product repair or replacement;

•	inability to attract new customers;

•	diversion of resources from our manufacturing and engineering and development departments into our service department; and

•	legal action.

We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we collect, store and transmit large amounts of confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. We have also outsourced significant elements of our information technology infrastructure; as a result, we manage independent vendor relationships with third parties who are responsible for maintaining significant elements of our information technology systems and infrastructure and who may or could have access to our confidential information. The size and complexity of our information technology systems, and those of our third-party vendors, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners or vendors. These systems are also vulnerable to attacks by malicious third parties and may be susceptible to intentional or accidental physical damage to the infrastructure maintained by us or by third parties. Maintaining the secrecy of confidential, proprietary, and/or trade secret information is important to our competitive business position. While we have taken steps to protect such information and have invested in systems and infrastructures to do so, there can be no guarantee that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination, or misuse of critical or sensitive information. A breach our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information, or other confidential information, whether as a result of theft, hacking, fraud, trickery or other forms of deception, or for any other cause, could enable others to produce competing products, use our proprietary technology or information, and/or adversely affect our business position. Further, any such interruption, security breach, loss or disclosure of confidential information could result in financial, legal, business, and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations and/or cash flow.

Product liability claims against us could be costly and could harm our reputation.

The sale of our products involves the risk of product liability claims against us. Claims could exceed our product liability insurance coverage limits. Our insurance policies are subject to various standard coverage exclusions, including damage to the product itself, losses from recall of our product, and losses covered by other forms of insurance such as workers compensation. We cannot be certain that we will be able to successfully defend any claims against us, nor can we be certain that our insurance will cover all liabilities resulting from such claims. In addition, we cannot provide assurance that we will be able to obtain such insurance in the future on terms acceptable to us, or at all. Regardless of merit or eventual outcome, any product liability claim brought against us could result in harm to our reputation, decreased demand for our products, costs related to litigation, product recalls, loss of revenue, an increase in our product liability insurance rates, or the inability to secure coverage in the future, and could have a material adverse effect on our business by reducing cash collections from customers and limiting our ability to meet our operating cash flow requirements.

Litigation against us could be costly and time-consuming to defend and could materially and adversely affect our business, financial condition, and results of operations.

We are from time to time involved in various claims, litigation matters and regulatory proceedings incidental to our business, including claims for damages arising out of the use of our products or services and claims relating to intellectual property matters, employment matters, commercial disputes, competition, sales and trading practices, environmental matters, personal injury, and insurance coverage. Some of these lawsuits include claims for punitive as well as compensatory damages. The defense of these lawsuits could divert our management’s attention, and we could incur significant expenses in defending these lawsuits. In addition, we could be required to pay damage awards or settlements or become subject to unfavorable equitable remedies. Moreover, any insurance or indemnification rights that we could have may be insufficient or unavailable to protect us against potential loss exposures.

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If we lose our key management personnel, or are unable to attract or retain qualified personnel, it could adversely affect our ability to execute our growth strategy.

Our success is dependent, in part, upon our ability to hire and retain management, engineers, marketing and sales personnel, and technical, research and other personnel who are in high demand and are often subject to competing employment opportunities. Our success will depend on our ability to retain our current personnel and to attract and retain qualified like personnel in the future. Competition for senior management, engineers, marketing and sales personnel, and other specialized technicians is intense and we may not be able to retain our personnel. If we lose the services of any executive officers or key employees, our ability to achieve our business objectives could be harmed or delayed, which could have a material adverse effect on our daily operations, operating cash flows, results of operations, and ultimately share price. In general, our officers could terminate their employment at any time without notice for any reason.

Climate change initiatives could materially and adversely affect our business, financial condition, and results of operations.

Both domestic and international legislation to address climate change by reducing greenhouse gas emissions and establishing a price on carbon could create increases in energy costs and price volatility. Considerable international attention is now focused on development of an international policy framework to address climate change. Proposed and existing legislative efforts to control or limit greenhouse gas emissions could increase the cost of raw materials derived from sources that generate greenhouse gas emissions. If our suppliers are unable to obtain energy at a reasonable cost in the future, the cost of our raw materials could be negatively impacted which could result in increased manufacturing costs.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Series A Preferred Stock.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.

Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

At present, we believe that we have effective internal controls in place. However, our management, including our Chief Executive Officer, cannot guarantee that our internal controls and disclosure controls that we have in place will prevent all possible errors, mistakes or all fraud.

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Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

We require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

•	faulty human judgment and simple errors, omissions or mistakes;

•	fraudulent action of an individual or collusion of two or more people;

•	inappropriate management override of procedures; and

•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the Securities and Exchange Commission and civil or criminal sanctions.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Series A Preferred Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Series A Preferred Stock less attractive because we may rely on these exemptions. If some investors find our Series A Preferred Stock less attractive as a result, there may be a less active trading market for our Series A Preferred Stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

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We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Risks Related to SteriLumen’s Business

Certain ResInnova testing limitations.

Our claims on the effectiveness of the Disinfecting System against certain pathogens are supported by the analysis of the Disinfecting System performed in ResInnova’s laboratory. The environment in ResInnova’s laboratory is controlled and does not account for all real-world variables, which may impact the effectiveness of ultraviolet light in killing microorganisms. Such variables include humidity, air temperature, and the presence of organic soils that differ from those used in the laboratory tests. If any one of these un-accounted for variables proves to be significant in the evaluation of the effectiveness of the Disinfecting System, the laboratory results obtained by ResInnova could be significantly more favorable than the results experienced by our customers. Furthermore, in accordance with CDC guidelines only laboratories with a biosafety level 3 or 4 may test against SARS-CoV-2, the virus that causes COVID-19. ResInnova is a biosafety level 2 laboratory and cannot test against SARS-CoV-2 and therefore in its place tested against OC43, which, according to ResInnova is a common surrogate for SARS-CoV-2 as both are of the Beta genre of coronaviruses. If the results from testing the Disinfecting System against OC43 are different from the results that would have occurred from testing against SARS-CoV-2, ResInnova’s testing results could be materially more favorable than the results experienced by our customers with respect to SARS-CoV-2. If the Disinfecting System is not effective against SARS-CoV-2, this could have a material adverse effect on the Company’s, which would have a material adverse effect on our business prospects and financial condition.

The complete and final assembly of the Disinfecting System has not yet received safety certification from a nationally recognized testing laboratory.

All of the component parts of the Disinfecting System have been certified by UL. The UL listings for UL Listing numbers: SLR-1 = E519669 for the ribbon unit and SLD-1 = E519957 for the drain unit is new for such a UVC device for the UL and due to incomplete standards does not guarantee successful deployment and installation at scale in the US. If we are unable or significantly delayed in obtaining confidence for installations within the marketplace with above certifications, our business and financial prospects will be materially adversely affected.

In accordance with an August 24, 1993 Interpretation Letter from OSHA, all electrical equipment must be accepted, certified, labeled, listed, or otherwise determined that such equipment is safe by a NRTL or by another Federal agency or by a State, municipal, or other local authority responsible for enforcing occupational safety provisions of the National Electric Safety Code.

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If SteriLumen is unable to develop a successful marketing approach, our business will suffer.

If SteriLumen fails to develop a successful marketing approach or to manage its growth effectively, our business and financial results will be materially harmed. Healthcare facilities operate in a highly regulated and dynamic market with changing regulations, codes, standards and guidelines and as a result are very loyal to vendors they trust. Achieving market acceptance will require extensive customer education and product validation. Some of the ways in which SteriLumen intends on achieving market acceptance is through working with professional trade organizations, having articles published in industry trade publications, conducting validation/marketing studies at well-known hospitals and lab testing. However, there is no assurance that SteriLumen will be successful in organizing these efforts or if the results from them will be positive. SteriLumen has sought and may also seek in the future to expand its business through complementary or strategic acquisitions of other businesses, products or assets such as its recent acquisition of the Airocide product line, or through joint ventures, strategic partnerships or other arrangements with established and trusted disinfection companies. Any such acquisitions, joint ventures or other business combinations may involve significant integration challenges, operational complexities and time consumption and require substantial resources and effort. It may also disrupt SteriLumen’s ongoing businesses, which may adversely affect its relationships with customers, employees and others with whom it has business or other dealings. Further, if SteriLumen is unable to realize synergies or other benefits expected to result from any acquisitions, joint ventures or other business combinations, or to generate additional revenue to offset any unanticipated inability to realize these expected synergies or benefits, its growth and ability to compete may be impaired, which would require it and us to focus additional resources on the integration of operations rather than other profitable areas of its business, and may otherwise cause a material adverse effect on our business, results of operations and financial condition. However, failure to acquire or partner with established and trusted disinfection companies would prevent SteriLumen’s products from being part of a bundle of disinfection products that could be sold all at once, which could have a material adverse effect on the financial results of our business.

The air purification market is fragmented and competitive and we may not be able to compete successfully with our existing competitors or new entrants into the markets we serve.

The air purification market is fragmented and competitive. SteriLumen’s competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of product. We will compete with many local, regional and national air purification distributors and dealers. In addition, some air purification suppliers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, distributors of products similar to those distributed by us may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Some of our competitors have greater financial resources and may be able to withstand sales or price decreases more effectively than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

If we are unable to execute our plan to distribute SteriLumen’s Airocide products, we may not be able to generate revenues and your investment could be materially adversely affected.

We acquired the rights to manufacture and sell our Airocide products in February of 2021 and have not yet fully scaled to execute our plan to sell and distribute SteriLumen’s Airocide products. The success of the Airocide business will depend on the execution of our plan and the acceptance of Airocide products by the consumer and commercial markets. Achieving such acceptance will require significant marketing investment. Once we execute our plan to sell and distribute the Airocide products, it may not be accepted by consumers at sufficient levels to support our operations and build our business. If SteriLumen’s Airocide products are not accepted at sufficient levels, our business could fail.

We are subject to significant regulatory oversight and changes in applicable regulatory requirements could adversely affect our business.

We may become subject to significant government regulation, by the EPA and, to a certain extent, by Congress, other federal agencies and foreign, state and local authorities. Depending upon the circumstances, noncompliance with legislation or regulations promulgated by these entities could result in the suspension or revocation of our licenses or registrations, the termination or loss of contracts or the imposition of contractual damages, civil fines or criminal penalties any of which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, the adoption or modification of laws or regulations relating to UVC or air purification or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business. If we are required to comply with new regulations or legislation or new interpretations of existing regulations. This compliance could cause us to incur additional expenses or alter our business model.

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SteriLumen’s Scientific Air business is highly dependent on a sole distributor and any disruption in their operations could have a material adverse effect on our business, results of operations and financial condition.

Currently, a sole distributor distributes Scientific Air products pursuant to an exclusive distribution agreement which accounted for in excess of 30% of Scientific Air’s revenues for the six months ended June 30, 2021. Scientific Air’s revenues were approximately 40% of the combined revenues of Scientifc Air and the Company for the six month period ended June 30, 2021. Any number of factors relating to such distributor, including labor disruptions, catastrophic weather events, financial difficulties, solvency problems, such distributor prioritizing the distribution of other products over ours or contractual disputes between us and such distributor could lead to uncertainty in the distribution of a material amount of our Scientific Air products. While we are in the process of identifying additional distributors, there can be no assurance that we will be able to do so in the near or foreseeable future. If SteriLumen experiences distribution disruptions with respect to Scientific Air products, it may not be able to develop alternate sourcing quickly and could cause it to alter production schedules or suspend production entirely. If any such disruptions occur it could have a material adverse effect on our business, results of operations and financial condition.

SteriLumen’s Disinfecting System business is highly dependent on its suppliers’ and any disruption in their operations could have a material adverse effect on our business, results of operations and financial condition.

SteriLumen’s Disinfecting System business will be dependent upon the continued ability of its suppliers to deliver systems, components, raw materials, and finished disinfection products. Its UVC LEDs are manufactured in South Korea and then shipped to the United States for assembly with all other components . Any  number of factors, including labor disruptions, catastrophic weather events, contractual or other disputes with suppliers, and supplier financial difficulties or solvency problems could disrupt its suppliers’ operations and lead to uncertainty in its supply chain or cause supply disruptions, which could, in turn, disrupt its operations. If SteriLumen experiences supply disruptions, it may not be able to develop alternate sourcing quickly. Any disruption of its production schedule caused by an unexpected shortage of systems, components, raw materials or parts even for a relatively short period of time could cause it to alter production schedules or suspend production entirely. If any such disruptions occur it could have a material adverse effect on our business, results of operations and financial condition.

SteriLumen’s business is highly dependent on market perceptions of it and the safety and quality of its products.

Market perceptions of SteriLumen’s business are very important to us, especially market perceptions of the safety and quality of SteriLumen’s products. If any of its products or similar products that other companies distribute are subject to market withdrawal or recall or are proven to be, or are claimed to be, harmful to end users, then this could have a material adverse effect on our business, results of operations and financial condition. Also, because SteriLumen’s business is dependent on market perceptions, negative publicity associated or perceived to be associated with its business, products or product pricing could have a material adverse impact on our business, results of operations and financial condition.

Customers may be hesitant in adopting UV light-based technologies, and our inability to overcome this hesitation could limit the market acceptance of our products and our market share.

Our UV light disinfection systems represent relatively new technologies in the market. Only a small percentage of professional medical institutions or hospitality providers are immediately willing to conduct sanitation using our systems. Our future success will depend on our ability to increase demand for our products by demonstrating to a broad spectrum of medical professional, dentists, hospitality industry, their patients and customers, the potential performance advantages of our UV light systems over traditional methods of disinfection over competitive UV light systems, and our inability to do so could have a material adverse effect on our business, financial condition, and results of operations.

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Conventional germicidal UV light was historically considered as a human health hazard if improperly used and can lead to skin cancer and cataracts. We may experience long sales cycles because healthcare facilities and hotels and other facilities may be slow to adopt new technologies on a widespread basis and admit that such technologies can sanitize public space without damaging public health. As a result, we generally are required to invest a significant amount of time and resources to educate general public about the benefits of our products in comparison to competing products and technologies before completing a sale, if any. Factors that could inhibit adoption of UV technologies by healthcare facilities or hospitality companies include the initial cost and concerns about the safety, efficacy, and reliability of our UV systems. In addition, economic pressure, caused, for example, by an economic slowdown as a result of Coronavirus, changes in health care reimbursement or by competitive factors in a specific market, could make businesses reluctant to purchase substantial capital equipment or invest in new technologies. Customer acceptance will depend on the recommendations of governmental authorities, as well as other factors, including the relative effectiveness, safety, reliability, and comfort of our systems as compared to other instruments and methods for performing disinfecting procedures.

If future data proves to be inconsistent with our research results or if competitors’ products present more favorable results our revenues could decline and our business, financial condition, and results of operations could be materially and adversely affected.

Even though our disinfecting devices are protected with patents, if new studies or comparative studies generate results that are not as favorable as our research results, our revenues could decline. Additionally, if future studies indicate that our competitors’ products are more effective or safer than ours, our revenues could decline. Furthermore, hospitals and businesses could choose not to purchase our UV light sanitation systems until they receive additional published long-term clinical evidence and recommendations from prominent hospitals and businesses that indicate our UV light sanitation systems are effective for disinfecting applications.

We may face competition from other companies, many of which have substantially greater resources than we do. If we do not successfully develop and commercialize enhanced or new products that remain competitive with products or alternative technologies developed by others, we could lose revenue opportunities and customers and our ability to grow our business would be impaired.

A number of competitors have substantially greater capital resources, larger customer bases, larger technical, sales and marketing forces and stronger reputations with target customers than ours. We compete with a number of domestic and foreign companies that market traditional chemical sanitation products, as well as companies that market UV technologies. The marketplace is highly fragmented and very competitive. We expect that the rapid technological changes occurring in the health care industry could lead to the entry of new competitors, particularly if UV disinfecting increases market acceptance. If we do not compete successfully, our revenue and market share could decline, which would impact our ability to meet our operating cash flow requirements and our business, financial condition, and results of operations could be adversely affected.

Our long-term success depends upon our ability to (i) distinguish our products through improving our product performance and pricing, protecting our intellectual property, improving our customer support, accurately timing the introduction of new products, and developing sustainable distribution channels worldwide; and (ii) develop and successfully commercialize new products, new or improved technologies, and additional applications for our UV light sanitation systems. We may not be able to distinguish our products and commercialize any new products, new or improved technologies, or additional applications for our UV light disinfecting systems.

We could incur problems in manufacturing our products.

In order to grow our business, we must expand our manufacturing capabilities to produce the systems and accessories necessary to meet any demand we may experience. We could encounter difficulties in increasing the production of our products, including problems involving production capacity and yields, quality control and assurance, component supply, and shortages of qualified personnel. In addition, before we can begin commercial manufacture of our products, we must ensure our manufacturing facilities, processes, and quality systems, and the manufacture of our UV light sanitation systems, quality control, and documentation policies and procedures.

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From time to time, we could expend significant resources in obtaining, maintaining, and addressing our compliance with various federal and state requirements that may be subject to changes. Our success will depend in part upon our ability to manufacture our products without FDA approval or compliance with and other regulatory requirements.

We have not experienced significant quality issues with components of our products supplied by third parties, however, we could in the future. Our future success depends on our ability to manufacture our products on a timely basis with acceptable manufacturing costs, while at the same time maintaining good quality control and complying with applicable regulatory requirements, and an inability to do so could have a material adverse effect on our product sales, cash collections from customers, and our ability to meet operating cash flow requirements, which could have a material adverse effect on our business, financial condition, and results of operations.

Adverse publicity regarding our technology or products could negatively impact us.

Adverse publicity regarding any of our products or similar products marketed or sold by others could negatively affect us. If any studies raise or substantiate concerns regarding the efficacy or safety of our products or other concerns, our reputation could be harmed and demand for our products could diminish, which could have a material adverse effect on growth in new customers and sales of our products, leading to a decline in revenues, cash collections, and ultimately our ability to meet operating cash flow requirements.

Rapidly changing standards and competing technologies could harm demand for our products, result in significant additional costs, and have a material adverse effect on our business, financial condition, and results of operations.

The markets in which our products compete are subject to rapid technological change, evolving industry standards, changes in the regulatory environment, and frequent introductions of new devices and evolving sanitizing solutions and practices, specifically catalyzed by the impact of the Coronavirus pandemic. Competing products could emerge that render our products uncompetitive or obsolete. We cannot guarantee that we will successfully identify new product opportunities, identify new and innovative applications of our technology, or be financially or otherwise capable of completing the research and development required to bring new products to market in a timely manner. An inability to expand our product offerings or the application of our technology could limit our growth. In addition, we could incur higher manufacturing costs if manufacturing processes or standards change, and we could need to replace, modify, design, or build and install equipment, all of which would require additional capital expenditures.

We could be unable to effectively manage and implement our growth strategies, which could have a material adverse effect on our business, financial condition, and results of operations.

 Our growth strategy includes expanding our product line and applications by developing enhancements and transformational innovations, including new solutions for various fields and industries. Expansion of our existing product line and entry into new applications divert the use of our resources and systems, require additional resources that might not be available (or available on acceptable terms), may require regulatory approvals, result in new or increasing competition, could require longer implementation times or greater start-up expenditures than anticipated, and could otherwise fail to achieve the desired results in a timely fashion, if at all. These efforts could also require that we successfully commercialize new technologies in a timely manner, price them competitively and cost-effectively, and manufacture and deliver sufficient volumes of new products of appropriate quality on time. We could be unable to increase our sales and earnings by expanding our product offerings in a cost-effective manner, and we could fail to accurately predict future customer needs and preferences or to produce viable technologies. In addition, we could invest heavily in research and development of products that do not lead to significant revenue. Even if we successfully innovate and develop new products and product enhancements, we could incur substantial costs in doing so. In addition, promising new products could fail to reach the market or realize only limited commercial success because of efficacy or safety concerns, failure to achieve positive clinical outcomes, or uncertainty over third-party reimbursement.

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International sales may comprise a significant portion of SteriLumen’s revenues and will be subject to risks associated with operating in domestic and international markets.

International sales may comprise a significant portion of SteriLumen’s revenue, and we intend to continue to pursue and expand our international business activities. Political and economic conditions outside the United States could make it difficult for us to increase our international revenue or to operate abroad. International operations are subject to many inherent risks, which could have a material adverse effect on our revenues and operating cash flow, including among others:

•	adverse changes in tariffs and trade restrictions;

•	political, social, and economic instability and increased security concerns;

•	fluctuations in foreign currency exchange rates;

•	longer collection periods and difficulties in collecting receivables from foreign entities;

•	exposure to different legal standards;

•	transportation delays and difficulties of managing international distribution channels;

•	reduced protection for our intellectual property in some countries;

•	difficulties in obtaining domestic and foreign export, import, and other governmental approvals, permits, and licenses, and compliance with foreign laws;

•	the imposition of governmental controls;

•	unexpected changes in regulatory or certification requirements;

•	difficulties in staffing and managing foreign operations; and

•	potentially adverse tax consequences and the complexities of foreign value-added tax systems.

We believe that international sales may represent a significant portion of SteriLumen’s revenue, and we intend to expand its international operations. In international markets where our sales are denominated in U.S. dollars, an increase in the relative value of the dollar against the currency in such markets could indirectly increase the price of our products in those markets and result in a decrease in sales. We do not currently engage in any transactions as a hedge against risks of loss due to foreign currency fluctuations. However, we could do so in the future.

SteriLumen’s collaborations with outside scientists and consultants may be subject to restriction and change.

SteriLumen works with scientists at academic and other institutions, and consultants who assist it in its research, development, and design efforts. These scientists and consultants have provided, and we expect that they will continue to provide, valuable advice on SteriLumen’s programs. These scientists and consultants are not our or SteriLumen’s employees, may have other commitments that would limit their future availability to SteriLumen and typically will not enter into non-compete agreements with SteriLumen. If a conflict of interest arises between their work for SteriLumen and their work for another entity, SteriLumen may lose their services. In addition, SteriLumen will be unable to prevent them from establishing competing businesses or developing competing products. For example, if a key scientist acting as a principal investigator in any of SteriLumen’s clinical trials identifies a potential product or compound that is more scientifically interesting to his or her professional interests, his or her availability to remain involved in its clinical trials could be restricted or eliminated.

SteriLumen has entered into or intends to enter into non-competition agreements with certain of SteriLumen’s employees. These agreements prohibit its employees, if they cease working for it, from competing directly against it or working for its competitors for a limited period. However, under current law, SteriLumen may be unable to enforce these agreements against certain of its employees and it may be difficult for it to restrict their competitors from gaining the expertise its former employees gained while working for it. If SteriLumen cannot enforce its employees’ non-compete agreements, it may be unable to prevent its competitors from benefiting from the expertise of its former employees.

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Risks Related to MunnWorks’ Business

The custom design decorative framed mirror supply market is highly competitive, and we may not be able to compete successfully.

MunnWorks operates within the highly competitive custom design decorative framed mirror supply market, which is characterized by competition from a number of other manufacturers. Competition is further intensified during economic downturns. MunnWorks competes with numerous large national and regional companies for, among other things, customers, raw materials and skilled management and labor resources. Purchase volumes have fluctuated substantially from time to time in the past, and we expect such fluctuations to occur from time to time in the future. Some of its competitors have greater financial, marketing and other resources than it does and, therefore, may be able to adapt to changes in customer preferences more quickly, devote more resources to the marketing and sale of their products, generate greater national brand recognition or adopt more aggressive pricing policies than MunnWorks can.

In addition, some of our competitors may resort to price competition to sustain or gain market share and manufacturing capacity utilization, and MunnWorks may have to adjust the prices on some of its products to stay competitive, which could reduce its revenues. MunnWorks may not ultimately succeed in competing with other manufacturers and distributors in its market, which may have a material adverse effect on our business, financial condition or results of operations.

MunnWorks’ possible failure to develop new products or respond to changing consumer preferences and purchasing practices could have a material adverse effect on our business, financial condition or results of operations.

The custom design decorative framed mirror supply market is subject to changing consumer trends, demands and preferences. The uncertainties associated with developing and introducing new products, such as gauging changing consumer preferences and successfully developing, manufacturing, marketing and selling new products, could lead to, among other things, rejection of a new product line, reduced demand and price reductions for our products. If MunnWorks’ products do not keep up with consumer trends, demands and preference, it could lose market share, which could have a material adverse effect on our business, financial condition or results of operations.

Changes to the buying strategies of MunnWorks’ customers could also affect its ability to compete. Further, the volatile and challenging economic environment of recent years has caused shifts in trends, demands, preferences and purchasing practices and changes in the business models and strategies of its customers. Shifts in consumer preferences, which may or may not be long-term, have altered the quantity, type and prices of products demanded by the end-consumer and MunnWorks’ customers. If it does not timely and effectively identify and respond to these changing consumer preferences and purchasing practices, its relationships with our customers could be harmed, the demand for its products could be reduced and its market share could be negatively affected.

MunnWorks’ independent sales force may not be effective.

MunnWorks hires independent sales representatives who have primary responsibility for contacting existing and potential customers and are paid on a commission basis. While this sales model has proven successful in the past, to continue to be effective, sales representatives will need to continue to be extremely knowledgeable about MunnWorks’ products. However, these independent sales representatives may be selling products from different non-competitive sellers, which could prevent them from focusing on MunnWorks’ products and providing the required information to the customers, which could have a material adverse effect on our business, results of operations and financial condition.

MunnWorks’ business is highly dependent on its suppliers’ and any disruption in their operations could have a material adverse effect on our business, results of operations and financial condition.

MunnWorks’ operations will be dependent upon the continued ability of its suppliers to deliver components, raw materials, and finished products. Although many of its products are manufactured at our corporate headquarters in New York, many of its products are manufactured overseas. Any number of factors, including labor disruptions, catastrophic weather events, contractual or other disputes with suppliers, and supplier financial difficulties or solvency problems could disrupt its suppliers’ operations and lead to uncertainty in its supply chain or cause supply disruptions, which could, in turn, disrupt its operations. If MunnWorks experiences supply disruptions, it may not be able to develop alternate sourcing quickly. Any disruption of its production schedule caused by an unexpected shortage of systems, components, raw materials or parts even for a relatively short period of time could cause it to alter production schedules or suspend production entirely. If any such disruptions occur it could have a material adverse effect on our business, results of operations and financial condition.

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MunnWorks’ business is highly dependent on market perceptions of it and the quality of its products.

Market perceptions of MunnWorks’ business are very important to us, especially market perceptions of the quality of MunnWorks’ products. Because MunnWorks’ business is dependent on market perceptions, negative publicity associated or perceived to be associated with its business, products or product pricing could have a material adverse impact on our business, results of operations and financial condition.

Risks Related to Our Intellectual Property

 If the patents that we own or license, or our other intellectual property rights, do not adequately protect our technologies, we could lose market share to our competitors and be unable to operate our business profitably.Our future success depends, in part, on our ability to obtain and maintain patent protection for our products and technology, to preserve our trade secrets and to operate without infringing the intellectual property of others. We rely on patents to establish and maintain proprietary rights in our technology and products. We currently possess a number of issued patents and patent applications with respect to our products and technology. However, we cannot ensure that any additional patents will be issued, that the scope of any patent protection will be effective in helping us address our competition, or that any of our patents will be held valid if subsequently challenged. It is also possible that our competitors could independently develop similar or more desirable products, duplicate our products, or design products that circumvent our patents. The laws of foreign countries may not protect our products or intellectual property rights to the same extent as the laws of the United States. In addition, there have been recent changes in the patent laws and rules of the U.S. Patent and Trademark Office (“USPTO”), and there could be future proposed changes that, if enacted, have a significant impact on our ability to protect our technology and enforce our intellectual property rights. If we fail to protect our intellectual property rights adequately, our competitive position could be adversely affected, and there could be a material adverse effect on sales, cash collections, and our ability to meet operating cash flow requirements.

If third parties claim that we infringe their intellectual property rights, we could incur liabilities and costs and have to redesign or discontinue selling certain products, which could have a material adverse effect on our business, financial condition, and results of operations.

We face substantial uncertainty regarding the impact that other parties’ intellectual property positions will have on UV light applications. From time to time, we expect to continue to receive, notices of claims of infringement, misappropriation, or misuse of other parties’ proprietary rights. Some of these claims could lead to litigation. We may not prevail in any future intellectual property infringement litigation given the complex technical issues and inherent uncertainties in litigation. Any claims, with or without merit, could be time-consuming and distracting to management, result in costly litigation, or cause product shipment delays. Adverse determinations in litigation could subject us to significant liability and could result in the loss of proprietary rights. A successful lawsuit against us could also force us to cease selling or redesign products that incorporate the infringed intellectual property. Additionally, we could be required to seek a license from the holder of the intellectual property to use the infringed technology, and we may not be able to obtain a license on acceptable terms, or at all.

Patent terms are limited and we may not be able to effectively protect our products and business.

Patents have a limited lifespan. In the U.S., the natural expiration of a patent is generally 20 years after it is filed. Although various extensions may be available, the life of a patent, and the protection it affords, is limited. In addition, upon issuance in the U.S., the patent term may be extended based on certain delays caused by the applicant(s) or the USPTO. Even if we obtain effective patent rights for all our current patent applications, we may not have sufficient patent terms or regulatory exclusivity to protect our products, and our business and results of operations would be adversely affected.

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We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in or right to compensation with respect to our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. To the extent that our employees have not effectively waived the right to compensation with respect to inventions that they helped create, they may be able to assert claims for compensation with respect to our future revenue may be successful. As a result, we may receive less revenue from future products if such claims are successful which in turn could impact our future profitability.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

As is the case with other equipment manufacturing companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biotechnology industry involves both technological and legal complexity. Therefore, obtaining and enforcing patents is costly, time-consuming, and inherently uncertain. In addition, the U.S. has recently enacted and is currently implementing wide-ranging patent reform legislation. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on future actions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the U.S. can be less extensive than those in the U.S. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the U.S. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the U.S. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Risks Related to this Offering

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the exercise of warrants on a cash basis in this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

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Investors in this offering may experience future dilution as a result of this and future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock. Investors purchasing our shares or other securities in the future could have rights superior to existing Common Stockholders, and the price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Series A Preferred Stock and our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Risks Relating to Ownership of the Series A Preferred Stock.

We cannot assure you that an active trading market will develop in the near future.

Our Series A Preferred Stock is listed on the Nasdaq Capital Market under the symbol “AUVIP.” In addition, our Common Stock has been listed on the Nasdaq Capital Market under the symbol “AUVI” since September 2, 2020 and has been actively traded. We cannot assure you that that an active trading market for our Common Stock will continue or that an active trading market in our Series A Preferred Stock will continue, in the future due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. We cannot give you any assurance that an active public trading market for our Common stock or our Series A Preferred Stock will be sustained. You may not be able to liquidate your shares of either security quickly or at the market price if trading in our Common Stock is not active.

The public price of our Series A Preferred Stock may be volatile, and could, following a sale decline significantly and rapidly.

The offering price for the shares of Series A Preferred Stock will be determined by negotiations between us and the underwriters and may not be indicative of prices that will prevail in the open market following this offering. The market price of our Series A Preferred Stock may decline below the initial offering price, and you may not be able to sell your shares of our Series A Preferred Stock, at or above the price you paid in the offering, or at all. Following this Offering, the public price of our Series A Preferred Stock in the secondary market will be determined by private buy and sell transaction orders collected from broker-dealers.

We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our Series A Preferred Stock.

Our Series A Preferred Stock is currently listed on the Nasdaq Capital Market under the symbol “AUVIP.” We cannot assure you that the Series A Preferred Stock will continue to be listed on the Nasdaq Capital Market in the future. In order for our Series A Preferred Stock to continue to be listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Series A Preferred Stock, our Series A Preferred Stock may be delisted. In addition, our board may determine that the cost of maintaining our listings on a national securities exchange outweighs the benefits of such listings. A delisting of our Series A Preferred Stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Series A Preferred Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Series A Preferred Stock. Moreover, since the Series A Preferred Stock has no stated maturity date, investors may be forced to hold shares of the Series A Preferred Stock indefinitely while receiving stated dividends thereon when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof.In addition, the delisting of our Series A Preferred Stock could significantly impair our ability to raise capital.

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This offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this prospectus or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Series A Preferred Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our shares of Series A Preferred Stock.

Max Munn, our President and a director of the Company owns approximately 57.8% of the total voting power of our voting stock and will be able to exert a controlling influence over our business affairs and matters submitted to stockholders for approval.

The Series A Preferred Stock have generally no voting rights which means that only holders of our Common Stock may vote their shares at meetings of stockholders. Max Munn, our President and a director of the Company beneficially owns approximately 49.4% of our Common stock through a trust in which his spouse is the trustee. After this offering, it is anticipated that Mr. Munn will beneficially own or control 5,000,000 shares of our Common Stock. Additionally, Mr. Munn beneficially owns 2,000 shares of the Company’s Super Voting Preferred Stock through a trust in which his spouse is the trustee, which is entitled to 1,000 votes per share and votes with the Common Stock as a single class. As a result, Mr. Munn will have control over all matters submitted to our stockholders for approval, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, the approval of any business combination and any other significant corporate transaction. These actions may be taken even if they are opposed by other stockholders. This concentration of ownership may also have the effect of delaying or preventing a change of control of our company or discouraging others from making tender offers for our shares, which could prevent our stockholders from receiving a premium for their shares.

Mr. Munn may have interests different from yours.

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The elimination of personal liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Amended and Restated Certificate of Incorporation and our Bylaws eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our amended and restated certificate of incorporation and our Bylaws and individual indemnification agreements we have entered with each of our directors and executive officers provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by the Delaware law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders, indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our certificate of incorporation will designate the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our amended and restated certificate of incorporation specifies that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Company’s Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our amended and restated certificate of incorporation described above.

We believe these provisions benefit us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors, officers, employees and agents as it may limit any stockholder’s ability to bring a claim in a judicial forum that such stockholder finds favorable for disputes with us or our directors, officers, employees or agents. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our restated certificate of incorporation to be inapplicable or unenforceable in such action. If a court were to find the choice of forum provision contained in our restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition or results of operations. However, the Certificate of Incorporation states that the exclusive forum provision shall not apply to any actions arising under federal securities laws, or any other claim for which the federal courts have exclusive jurisdiction or for which the federal and state courts have concurrent jurisdiction in accordance with applicable law.

Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of our Series A Preferred Stock and Common Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and our income and cash flows may fluctuate significantly from period to period, which may impact our board of directors’ willingness or legal ability to declare a monthly dividend. If our operating results fall below the expectations of investors or securities analysts, the price of our Series A Preferred Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

•	demand and pricing for our products and services;

•	introduction of competing products;

•	our operating expenses which fluctuate due to growth of our business; and

•	variable sales cycle and implementation periods for content and services.

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The market price of our securities could be substantially affected by various factors.

The market price of the Series A Preferred Stock and the Common Stock could be subject to wide fluctuations in response to numerous factors. The price of the Series A Preferred Stock and the Common Stock that will prevail in the market after this offering may be higher or lower than the offering price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.

These factors include, but are not limited to, the following:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

•	trading prices of similar securities;

•	our history of timely dividend payments;

•	the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments;

•	general economic and financial market conditions;

•	government action or regulation;

•	the financial condition, performance and prospects of us and our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

•	our issuance of additional preferred equity or debt securities; and

•	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Series A Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series A Preferred Stock, including decreases unrelated to our operating performance or prospects.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with this offering.

Participation in this offering could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE. IN ADDITION, ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE “PROMOTION OR MARKETING” OF THE MATTER(S) ADDRESSED HEREIN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM YOUR OWN INDEPENDENT TAX ADVISOR.

The Series A Preferred Stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. Also, the Series A Preferred Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock.

We have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series A Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding.

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The Company’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries.

The Company is a holding company for SteriLumen and MunnWorks and has no material assets other than its equity interests in those subsidiaries. Therefore, the only current revenue source for future dividends on the Series A Preferred Stock is from its subsidiaries. SteriLumen is an early-stage designer and marketer of disinfection systems with limited operating history spanning from December 2016. As a result of the acquisition of the Akida assets, we expect that SteriLumen will have positive cash flow, but this cash flow combined with cash flows from MunnWorks may not be sufficient to pay dividends on the Series A Preferred Stock. Our utilization of cash has been and will continue to be highly dependent on SteriLumen’s product development programs and cash flow from Airocide and MunnWorks’ operations. Our cash expenses will be highly dependent on the product development programs SteriLumen chooses to pursue, the progress of these product development programs, the results of SteriLumen’s validation/marketing studies, the terms and conditions of SteriLumen’s contracts with service providers and manufacturing contractors, and the terms of recruitment of facilities in our validation/marketing studies.

In addition, the subsidiaries and any joint ventures or other entities accounted for as equity method investments are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to the Company, whether to enable us to pay principal and interest on our debt, our other obligations or dividends on our Common Stock or preferred stock (including the Series A Preferred Stock offered hereby), and could be precluded from paying any such dividends or making any such loans or distributions under certain circumstances, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions or in times of financial distress. The inability to access capital from our subsidiaries and entities accounted for as equity method investments as well from the capital markets could have a material adverse effect on the Company’s cash flows and financial condition and, on our ability, to pay dividends on the Series A Preferred Stock.

The Series A Preferred Stock will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company and conduct substantially all of our operations through our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their liquidation, reorganization or otherwise, and thus the ability of a holder of our Series A Preferred Stock to benefit indirectly from such distribution, will be subject to the prior claims of the subsidiaries’ creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.

We must adhere to prescribed legal requirements and we must also have sufficient cash in order to be able to pay dividends on the Preferred Stock.

In accordance with Section 170 of the Delaware General Corporation Law (“DGCL”), we may only declare and pay cash dividends on the Series A Preferred Stock if we have either net profits during the fiscal year in which the dividend is declared and/or the preceding fiscal year, or a “surplus”, meaning the excess, if any, of our net assets (total assets less total liabilities) over our capital. If the capital of the Company, computed in accordance with Sections 154 and 244 of the DGCL, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of the Company cannot declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired. We can provide no assurance that we will satisfy such requirements in any given year. Further, even if we have the legal ability to declare a dividend, we may not have sufficient cash to pay dividends on the Series A Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus actually occur. Also, payment of our dividends depend upon our financial condition and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay dividends on the Series A Preferred Stock.

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The Series A Preferred Stock represents perpetual equity interests in us, and investors should not expect us to redeem the Series A Preferred Stock on any such date that the Series A Preferred Stock becomes redeemable by us or on any particular date afterwards.

The Series A Preferred Stock represents perpetual equity interests in us, and it has no maturity or mandatory redemption, is not redeemable at the option of investors under any circumstances. As a result, unlike our indebtedness, the Series A Preferred Stock will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an indefinite period of time.

We may redeem the Series A Preferred Stock on a date or dates determined in our sole discretion and the investor may not find a new investment with a comparable dividend or interest rate.

The Series A Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. We may, at our option, after July 16, 2022, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time as we may determine in our sole discretion, for cash at a redemption price of initially $30.00 per share until July 16, 2023 and then reduced each year in accordance with a schedule until July 16, 2026, at which time and thereafter the redemption price is $25.00 per share as described in more detail in “Description of Series A Preferred Stock—Optional Redemption.” We may have an incentive to redeem the Series A Preferred Stock voluntarily if we can do so without paying the premium or if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend rate on the Series A Preferred Stock. If we redeem the Series A Preferred Stock, then from and after the redemption date, dividends will cease to accrue on shares of Series A Preferred Stock, the shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If we choose to redeem the Series A Preferred Stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend or interest rate as high as the dividend payable on the Series A Preferred Stock.

The conversion feature may not adequately compensate you, and the conversion and redemption features of the Series A Preferred Stock may make it more difficult for a party to take over our company and may discourage a party from taking over our company.

Upon the occurrence of a Delisting Event or Change of Control, holders of the Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to direct the depositary to convert some or all of the Series A Preferred Stock into our common stock (or equivalent value of alternative consideration), and under these circumstances we will also have a special optional redemption right to redeem the Series A Preferred Stock. See “Description of Series A Preferred—Conversion Rights” and “—Special Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $4.67, subject to adjustment, the holders will receive a maximum of 5.353319 shares of our common stock per share of Series A Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock. In addition, those features of the Series A Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

The Series A Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series A Preferred Stock, and the Series A Preferred Stock may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series A Preferred Stock or that we may elect to obtain a rating of the Series A Preferred Stock in the future. In addition, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series A Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series A Preferred Stock. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series A Preferred Stock. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series A Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the Series A Preferred Stock.

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The market for our Series A Preferred Stock may not provide investors with adequate liquidity.

Liquidity of the market for the Series A Preferred Stock depends on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Series A Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series A Preferred Stock. We cannot predict the extent to which investor interest in our Company will maintain a trading market in our Series A Preferred Stock, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling shares of our Series A Preferred Stock.

We are allowed to issue shares of other series of preferred stock that rank above or equal to the Series A Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs without first obtaining the approval of the holders of our Series A Preferred Stock. The issuance of additional shares of Series A Preferred Stock and/or additional series of preferred stock could have the effect of reducing the amounts available to the Series A Preferred Stock upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series A Preferred Stock if we do not have sufficient funds to pay dividends on all Series A Preferred Stock outstanding and other classes or series of stock with equal or senior priority with respect to dividends. Future issuances and sales of senior or pari passu preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Stock and our Common Stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Market interest rates may materially and adversely affect the value of the Series A Preferred Stock.

One of the factors that will influence the price of the Series A Preferred Stock is the dividend yield on the Series A Preferred Stock (as a percentage of the market price of the Series A Preferred Stock) relative to market interest rates. Continued increase in market interest rates may lead prospective purchasers of the Series A Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Preferred Stock to materially decrease.

Holders of the Series A Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of the Series A Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series A Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” only if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”  If any distributions on the Series A Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series A Preferred Stock might decline.

A holder of Series A Preferred Stock has essentially no voting rights.

The holders of Series A Preferred Stock will not be entitled to vote on any matter that comes before our stockholders for a vote unless such vote is required by the DGCL. This means that, unless it is required by Delaware law, you will not have the right to participate in any decisions regarding or affecting our Company or your investment, including the election of directors or any extraordinary events, such as a merger, acquisition or other similar transaction. Decisions on those matters could be made in a manner that materially and adversely affects your interests. Our shares of the Super Voting Preferred Stock and our Common Stock are the only classes of our securities that carry full voting rights. See “Description of the Securities--Series A Preferred Stock—Voting Rights.”

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Future issuances of preferred stock may reduce the value of the Series A Preferred Stock.

Upon the completion of the offering described in this prospectus, we may sell additional shares of preferred stock on terms that may differ from those described in this prospectus. Such shares could rank on parity with or senior to the Series A Preferred Stock offered hereby as to dividends, voting or rights upon liquidation, winding up or dissolution. The creation and subsequent issuance of additional classes of preferred stock on parity with the Series A Preferred Stock, could dilute the interests of the holders of Series A Preferred Stock offered hereby. Any issuance of preferred stock that is senior to the Series A Preferred Stock would not only dilute the interests of the holders of Series A Preferred Stock offered hereby, but also could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Preferred Stock.

If we are not paying full dividends on any future dividend parity stock, we will not be able to pay full dividends on the Series A Preferred Stock.

When dividends are not paid in full on outstanding shares of any class or series of our stock that ranks on a parity with the Series A Preferred Stock in the payment of dividends (“dividend parity stock”) for a dividend period, all dividends declared with respect to shares of Series A Preferred Stock and all shares of outstanding dividend parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series A Preferred Stock and all shares of outstanding dividend parity stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any outstanding shares of dividend parity stock, we will not be able to pay full dividends on the Series A Preferred Stock.

We will have broad discretion in using the proceeds of this offering and we may not effectively spend the proceeds.

We will use the net proceeds of this offering for general corporate purposes, including investments and acquisitions. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Provisions of our Amended and Restated Certificate of Incorporation could delay or prevent the acquisition or sale of our business.

Our Amended and Restated Certificate of Incorporation permits our Board of Directors to designate new series of preferred stock and issue those shares without any vote or action by our stockholders. Such newly authorized and issued shares of preferred stock could contain terms that grant special voting rights to the holders of such shares that make it more difficult to obtain stockholder approval for an acquisition of our business or increase the cost of any such acquisition.

We expect that we will need to raise additional capital, and raising additional funds by issuing additional equity securities or with additional debt financing may cause dilution to shareholders or restrict our operations.

We expect that we will need to raise additional capital in the future. We may raise additional funds through public or private equity or debt offerings or other financings, as well as borrowings from banks or through the issuance of debt securities. Additional issuances of equity securities, including additional shares of the preferred stock or shares of any new series of parity stock or senior stock, or debt or other securities that are convertible into or exchangeable for, or that represent the right to receive, any new series of parity stock or senior stock, could dilute the economic and other rights and interests of holders of shares of the Series A Preferred Stock and cause the market price of the Series A Preferred Stock to decline.

Any new debt financing we enter into may involve covenants that restrict our operations more than our current outstanding debt. These restrictive covenants could include limitations on additional borrowings and specific restrictions on the use of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our stock or make investments. These factors could hinder our access to capital markets and limit or delay our ability to carry out our capital expenditure plan or pursue other opportunities beyond the current capital expenditure plan. Further, we may incur substantial costs in pursuing any capital-raising transactions, including investment banking, legal and accounting fees. On the other hand, if we are unable to obtain capital when needed, on reasonable terms and in amounts sufficient to fund our obligations, expenses, capital expenditure plan and other strategic initiatives, we could be forced to suspend, delay or curtail these plans or initiatives or could default on our contractual commitments. Any such outcome could negatively affect our business, performance, liquidity and prospects.

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IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

Cautionary NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

1.	Our ability to effectively operate our business segments;

2.	Our ability to manage our research, development, expansion, growth and operating expenses;

3.	Our ability to evaluate and measure our business, prospects and performance metrics;

4.	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving ridesharing industry;

5.	Our ability to respond and adapt to changes in technology and customer behavior;

6.	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

7.	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, assuming no exercise of the overallotment option will be approximately $10.62 million, after deducting underwriter discount and commissions of approximately $0.84 million, non-accountable expenses of approximately $0.24 million and an aggregate of approximately $0.30 million in accountable expense allowance and other estimated offering expenses payable by us for this offering. If the overallotment is exercised, we will receive additional proceeds of approximately $1.64 million, after deducting underwriter discount and commissions and non-accountable expenses of approximately $.16 million. We intend to use the net proceeds from the sale of Series A Preferred Stock by us in this offering for general corporate purposes, including investments and acquisitions.

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CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of September 30, 2021:

·	On an actual basis;
·	On a pro forma basis, after giving effect to (1) the amendment by the Company on October 7, 2021, of the amended and restated certificate of incorporation to increase the number of authorized preferred stock, par value $0.0001 per share, from 1,000,000 to 20,000,000, and (2) the closing of the asset purchase agreement on October 13, 2021 between the Company and Old SAM Partners, LLC, formerly known as Scientific Air Management, LLC, at a purchase price of (i) $9,500,000 in cash and; (ii) 200,000 shares of the Company’s common stock, which if the volume weighted average price for the 20 trading days prior to the six-month anniversary of the closing are less than $10.00 per share, the Company shall pay SAM an amount in cash equal to the difference; (iii) 200,000 shares of the Company’s common stock which will vest March 31, 2023 if not previously cancelled due to certain EBITDA targets for 2021 and 2022.
·	On a pro forma as adjusted basis, after giving effect to the sale of (i) 480,000 shares of Series A Preferred Stock by us in connection with this offering at an assumed public offering price of $25.00 per share after deducting the underwriter discount and commissions and offering expenses paid by us and; (ii) 75,000 shares of restricted common stock issued to James Alecxih, Chief Executive Officer and Director.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in or incorporated by reference in this prospectus.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	Actual	Pro Forma	Pro Forma As Adjusted (1)
Cash	$11,746,826	$2,246,826	$12,866,826

Short term liabilities, including deferred revenue due within one year	$3,142,816	$3,142,816	$3,142,816

Total liabilities including lease obligations - net of current portion	$4,699,867	$4,699,867	$4,699,867

Stockholders’ equity:

Preferred stock, $0.0001 par value, 1,000,000 shares authorized actual, 20,000,000 shares authorized pro forma and pro forma as adjusted Preferred stock, Series A Cumulative Perpetual, $0.0001 par value, 990,000 shares designated actual and 1,250,000 shares designated pro forma and pro forma as adjusted; 552,000 shares issued and outstanding actual and pro forma; 1,032,000 issued and outstanding pro forma as adjusted	55	55	103
Preferred stock, Series X, $0.0001 par value, 10,000 shares designated actual, 2,000 shares issued and outstanding actual, pro forma, and pro forma as adjusted	1	1	1
Common stock, $0.0001 par value, 150,000,000 shares authorized; 9,715,386 shares issued and outstanding actual; 10,115,386 shares issued and outstanding pro forma; 10,190,386 shares issued and outstanding pro forma as adjusted	972	1,012	1,019
Additional paid-in capital	34,316,820	36,316,780	46,936,725
Retained earnings (deficit)	(6,712,578)	(6,712,578)	(6,712,578)

Total stockholders’ equity	27,605,270	29,605,270	40,225,270
Total capitalization	$32,305,137	$34,305,137	$44,925,137

(1) Does not include: (a) shares issuable upon the exercise of the underwriter’s option to purchase up to 72,000 additional shares of Series A Preferred Stock, (b) 61,943 shares of our common stock issuable upon exercise of outstanding vested options and (c) 192,419 shares of our common stock issuable upon exercise of other outstanding warrants.

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MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of December 9, 2021.

Name	Age	Position
James Alecxih	57	Chief Executive Officer and Director
Max Munn	75	President and Director
James L. Doyle, III	52	Chief Operations Officer
Michael Riccio	63	Chief Financial Officer
Joel Kanter	63	Chairman of the Board
Dr. Eugene A. Bauer, M.D.	78	Director
Dr. Alastair Clemow, Ph.D.	69	Director
Dallas C. Hack, M.D	67	Director
Eugene E. Burleson	79	Director

James Alecxih is our Chief Executive Officer. Mr. Alecxih brings 35 years of experience in the medical device industry and has helped, through a variety of positions, bring innovative medical device technologies to market. From 2020 to 2021 Mr. Alecxih was the Chief Executive Officer of ViveBio Scientific, which manufactures and sells both lateral and vertical flow blood storage devices that allow samples to be shipped to laboratories without the need for temperature control.  From 2018 to 2020, Mr. Alecxih served as the Chief Commercial Officer for Viewray, Inc where he established a commercial strategy for market adoption of the MRIdian system.  From 2015 to 2016 Mr. Alecxih served as the Chief Executive Officer for Free Air Inc., the manufacturer of an ULPA grade, portable, personal respirator that was designed to allow free movement in environments with extreme air pollution or highly contagious environments such as pandemics.  From 2000 to 2015 Mr. Alecxih worked for Intuitive Surgical, Inc. and was ultimately Senior Vice President, North America, South America, Australia & New Zealand. At Intuitive, Mr. Alecxih helped introduce the da Vinci Surgical System.  During his 15 years at Intuitive the company grew from first revenue to over $1.8B in sales and successfully introduced four new robotic models and multiple surgical applications.   Mr. Alecxih currently serves on the board of ViveBio Scientific and Athroba. He holds a Bachelor of Arts degree in Business from Le Tourneau University in, Longview Texas.

Max Munn is the President and a director of the Company and is also CEO of Munn Works. Mr. Munn has held this position at Munn Works for over 20 years. Mr. Munn is also Co-chairman of Dieu Donne Inc., a not-for-profit and a leading, world recognized atelier wherein dimensional, handmade paper is utilized in the making of art. Mr. Munn attended MIT from 1961-1966, majored in chemistry and architecture; and received a Bachelor’s of Architecture degree. Mr. Munn also attended Columbia University for post graduate studies from 1966-1968, working toward a Ph.D. in architectural history.

James L. Doyle, III is our Chief Operations Officer. Mr. Doyle has over 28 years’ experience in general management, operations, marketing, sales and consulting. Mr. Doyle has served on the board of Mobilitynext since April of 2018. Mr. Doyle founded Mobilitynext, a nonprofit organization that brings public and private entities together to solve the world’s most challenging transportation and mobility challenges. Mr. Doyle was the President of Panasonic Enterprise Solutions Company (“PESC”) from November 2009 to March of 2018. PESC is a $450 million solution and engineering company focused primarily on North America, but with limited clients in Asia and Europe. This company built complex solutions for Panasonic’s global customers in sports and entertainment, energy, and smart city industries. His clients ranged from the Philadelphia Eagles to MGM to the US Government. Before joining Panasonic, Mr. Doyle was a Consulting Partner with IBM Global Business Services from June 1996 until October 2009. Mr. Doyle lead its North American Electronics industry solutions unit, the final role in a thirteen-year span with IBM. Mr. Doyle also served as an Officer in the US Marine Corps, participating in Operation Restore Hope in Somalia. Mr. Doyle has an MBA in Marketing and Decision & Information Systems from Indiana University in 1996 and a BS in Marketing from Syracuse University in 1990.

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Michael Riccio is our Chief Financial Officer. Mr. Riccio joins Applied UV with more than 25 years of broad experience in leadership roles in corporate and operational finance, including corporate M&A planning and integration. From 2013 to 2021 Mr. Riccio was Chief Financial Officer & Treasurer of Panasonic Corporation of North America. At Panasonic Mr. Riccio lead the finance organization that supports the principal North American subsidiary of Osaka, Japan-based Panasonic Corporation. Prior to Panasonic, Mr. Riccio was the Corporate Accounting Manager for Sealed Air Corporation [SEE on NYSE], and prior to Sealed Air he began his career at CohnReznick, where he was a Senior Auditor. Mr. Riccio is a Certified Public Accountant (CPA) and holds a B.A. in accounting from Rutgers University and an MBA in finance from Rutgers Business School. Mr. Riccio is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Joel Kanter is the Chairman of the Board of the Company. Mr. Kanter serves as President of Windy City, Inc., a privately held investment firm, since July 1986. From 1989 to November 1999, Mr. Kanter served as the President, and subsequently as the President and Chief Executive Officer of Walnut Financial Services, Inc., a publicly traded company (Nasdaq: WNUT). Walnut Financial’s primary business focus was the provision of various forms of financing to small business including equity financing to start-up and early stage development companies, bridge financing to small and medium-sized companies, and later stage institutional financing to mature enterprises. Tower Hill Capital bought the Company in 1999 in a transaction valued at approximately $400 million. From 1978 - 1980, Mr. Kanter served as a Legislative Assistant to former Congressman Abner J. Mikva (D-Ill.).  In that position, Mr. Kanter provided support to Congressman Mikva with respect to activities related to his position on the House Judiciary Committee.  In particular, Mr. Kanter was intimately involved in efforts to reform the Federal Criminal Code.  Mikva subsequently became the Chief Judge of the U.S. Court of Appeals for the District of Columbia Circuit, and then served as White House Counsel to President Clinton. From 1980 - 1983, Mr. Kanter served as Special Assistant to the National Association of Attorneys General.  In that position, he represented the interests of the State Attorneys General in Washington, D.C. in the criminal justice and environmental arenas.  Mr. Kanter serves on the Board of Directors of one currently public company, Magna-Labs, Inc., which was formerly involved in the development of a cardiac MRI device. Mr. Kanter also serves on the boards of several private biotechnology companies. Mr. Kanter is a National Association of Corporate Directors “Governance Fellow.” Mr. Kanter is a current Trustee Emeritus and past President of the Board of Trustees of The Langley School in McLean, Virginia, a former Trustee at the Georgetown Day School in Washington, D.C., and a former Trustee of the Union Institute & University, the Country’s first Online University.

We believe that Mr. Kanter is qualified to serve as a member of our board of directors because of his experience as a public company executive, his extensive finance background, his service as a current director of public and private companies, and his knowledge of the industry in which we operate.

Dr. Eugene A. Bauer, M.D. is a Director of the Company. In 2010, Dr. Bauer co-founded Dermira, a publicly traded specialty biopharmaceutical company acquired by Eli Lilly and Company in 2020. Dr. Bauer served as Chief Medical Officer of Dermira, a wholly-owned subsidiary of Lilly, through March 2020. Prior to founding Dermira, Dr. Bauer served as Director, President and Chief Medical Officer of Pelpin, Inc., a publicly traded specialty pharmaceutical company, from 2008 to 2010. Dr. Bauer served as Chief Executive Officer of Neosil, Inc., a specialty pharmaceutical company, from 2004 to 2008, and he co-founded and served as a member of the board of directors at Connetics, a publicly traded specialty pharmaceutical company, from 1990 to 2006. Prior to initiating his career in industry, Dr. Bauer served as Dean of Stanford University School of Medicine from 1995 to 2001 and as Chair of the Department of Dermatology at Stanford University School of Medicine from 1988 to 1995. Dr. Bauer is Professor Emeritus at Stanford University School of Medicine, a position he has held since 2002. Dr. Bauer was a U.S. National Institutes of Health (“NIH”)-funded investigator for 25 years and has served on review groups and Councils for the NIH. Dr. Bauer has served on the boards of directors of a number of public and private companies, including Aevi Genomic Medicine, Inc. (formerly Medgenics, Inc.), First Wave Technologies, Inc., and Kadmon Holdings, Inc. He is member of numerous honorific societies, including the National Academy of Medicine. Dr. Bauer received his B.S. in medicine from Northwestern University and his M.D. from Northwestern University Medical School.

We believe that Dr. Bauer’s background of service on the boards of directors of numerous public pharmaceutical companies and his vast industry experience provides him with the qualifications and skills to serve on our Board.

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Dr. Alastair J. Clemow, Ph.D. is a Director of the Company. Dr. Clemow currently serves as Chairman of Ensemble Orthopedics, an early-stage company developing an innovative pyrocarbon finger joint for the treatment for early state osteoarthritis. From 2010 to 2019, Dr. Clemow served as President and Chief Executive Officer of Regentis Biomaterials, a private company developing an innovative material for cartilage repair. He also held positions of president and chief executive officer in a number of companies that he helped found, including Nexgen Spine, Inc., which developed an artificial spinal disc; Gelifex, Inc., which developed an innovative spinal nucleus replacement implant and which was acquired in 2004 by Synthes Spine, Inc.; and Minimally Invasive Surgical Technologies, Inc., which developed a novel series of implants for minimally invasive total knee replacement and which was acquired in 2005 by MAKO Surgical Corp. From 2000 to 2004, Dr. Clemow served as Principal of Tanton Technologies, Inc., an organization that provided strategic and technical assessment of new medical device opportunities for large, mid-cap, and early-stage development companies. From 1981 to 2000, Dr. Clemow held numerous positions with Johnson & Johnson, including Vice President of Worldwide Business Development for Ethicon Endo-Surgery, Inc.; Vice President of New Business Development for Johnson & Johnson Professional, Inc.; and Director of Research and Development of Johnson & Johnson Orthopedics. In those capacities, Dr. Clemow was responsible for acquiring or developing what today represents billions of dollars of Johnson & Johnson revenue. Dr. Clemow serves or has served on the boards of numerous private and public companies including Aevi Genomics; Encore Medical; Echo Healthcare Acquisition Corp.; BioMedical Enterprises, Inc.; and Kinetic Muscles, Inc. He graduated from the University of Surrey with a Bachelor of Science Degree in metallurgy and Ph.D. in metallurgy and earned his MBA degree from Columbia University in New York.

With extensive senior management experience within healthcare companies, including Johnson & Johnson, as well as a member of the boards of numerous public and private companies, we believe that Dr. Clemow is qualified to serve as a member of our Board.

Dallas C. Hack, M.D., M.P.H. is a Director of the Company.

He is board certified in General Preventive Medicine and Public Health and a Fellow in the American College of Military Public Health. He directed trauma research for the military from 2008 to 2014, with responsibility for more than $2 billion in grant funding. He served as Command Surgeon at the strategic level during Operations Enduring Freedom and Iraqi Freedom. He held numerous military medical leadership positions including Commander of the NATO Headquarters Healthcare Facility, and Command Surgeon at the strategic level during Operations Enduring Freedom and Iraqi Freedom. COL(R) Hack received numerous military awards including the Bronze Star, two Legion of Merit awards, and was inducted as a Distinguished Member of the Military Order of Medical Merit. He has a BA from Andrews University (1972), an MPH from Johns Hopkins University (1995), a MD from Loma Linda University (1976), an MSS from the US Army War College (2004), and a CPE from the Certifying Commission in Medical Management (1997). He was recognized as the Distinguished Alumnus of the Year by Loma Linda University in May 2015. Dr. Hack has an appointment from the School of Medicine, University of Pittsburgh as Adjunct Professor of Neurosurgery and from Virginia Commonwealth University as an Associate Clinical Professor, Department of Physical Medicine and Rehabilitation. After retiring from 28 years of military service in 2015, Dr. Hack has worked with numerous biotechs and non-profits to advance medical research and transition the progress to improved clinical practice.

We believe that Dr. Hack is qualified to serve as a member of our Board because of his extensive knowledge of the industry in which we operate.

Eugene E. Burleson is a Director of the Company. He is a private investor and was Chairman of PET DRx Corporation from June 2005 to July 1, 2010, and its Chief Executive Officer from October 2008 until its acquisition by VCA Antech in July 2010. Mr. Burleson was a director of HealthMont Inc. from September 2000 until its acquisition by SunLink in October 2003. Mr. Burleson served as Chairman of the Board of Directors of Mariner Post-Acute Network, Inc. from January 2000 to June 2002. Mr. Burleson also served as Chairman of the Board of Directors of Alterra Healthcare Inc. a developer and operator of assisted living facilities and is on the Board of Deckers Outdoor Corporation Inc. Mr. Burleson served as Chairman of the Board of GranCare Inc. from October 1989 to November 1997. Additionally, Mr. Burleson served as President and Chief Executive Officer of GranCare Inc. from December 1990 to February 1997. Upon completion of the merger of GranCare’s pharmacy operations with Vitalink Pharmacy Services Inc. in February 1997, he became Chief Executive Officer and a Director of Vitalink Pharmacy Services Inc. Mr. Burleson resigned as Chief Executive Officer and Director of Vitalink Pharmacy Services in August 1997. From June 1986 to March 1989, Mr. Burleson served as President, Chief Operating Officer and a Director of American Medical International Inc. (“AMI”), an owner and operator of acute care hospitals. Based in London from May 1981 to June 1986, Mr. Burleson served as Managing Director of AMI’s international operations. Mr. Burleson received his early management training at Eastman Kodak from 1963 to 1974. He graduated from East Tennessee State University with a Bachelor of Science Degree in accounting and earned an MBA degree in 1972.

We believe Mr. Burleson vast business experience provides him with the qualifications and skills to serve on our Board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock and Super Voting Preferred Stock, known by us as of December 13, 2021 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

Unless otherwise noted, the address of each person below is c/o Applied UV, Inc., 150 N. Macquesten Parkway Mount Vernon, New York 10550.

Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (1) (2)
Directors and Executive Officers
James Alecxih	75,000		0.74%
Max Munn (3)	5,167,065	(4)	50.71%
James Doyle	38,275		0.38%
Joel Kanter	35,500		0.35%
Alastair Clemow	35,000		0.34%
Eugene Bauer	35,000		0.34%
Eugene Burleson	35,000		0.34%
Dallas Hack	25,000		0.25%
All directors and executive officers as a group	5,445,840		53.44%
5% Shareholders
The Munn Family 2020 Irrevocable Trust	5,000,000		49.07%
Fakhruddin Holdings FZC	785,714		7.71%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. For this purpose, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (a) the power to vote, or to direct the voting of, such security and/or (b) the power to dispose, or to direct the disposition of, such security. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of December 9, 2021 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentages based upon 10,190,386 shares of Common Stock outstanding as of December 9, 2021.

(3)	Mr. Munn is also the beneficial owner of 2,000 shares of Super Voting Preferred Stock, which is entitled to vote with the Company’s common stock at a rate of 1,000 votes per share and together with the 5,167,065 shares of Common Stock beneficially owned by Mr. Munn provides him with 58.8 % of the total voting power of the Company’s voting stock. Mr. Munn is a guarantor of a $1,500,000 loan to The Munn Family Trust pursuant to which 4,275,000 shares of Common Stock held by the Munn Family Trust are pledged as collateral.

(4)	Includes (i) 5,000,000 shares which are held in the name of The Munn Family 2020 Irrevocable Trust, for which the spouse of Max Munn is the trustee; (ii) 80,000 shares underlying a warrant issued to Mr. Munn; (iii) 1,000 vested shares underlying an option granted to Mr. Munn as director compensation and (iv) 86,065 vested shares underlying an option granted to Mr. Munn pursuant to his employment agreement.

DESCRIPTION OF SERIES A PREFERRED STOCK

The description of certain terms of the 10.5% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the certificate of designations establishing the terms of our Series A Preferred Stock, as amended, our amended and restated bylaws and Delaware corporate law. Copies of our certificate of incorporation, certificate of designations, bylaws and all amendments thereto, are available from us upon request.

General

Pursuant to our amended and restated certificate of incorporation, as amended, we are currently authorized to designate and issue up to 20,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our shareholders. As of December 9, 2021, we had 1,250,000 shares of preferred stock designated as Series A Preferred Stock and 552,000 of such shares issued and outstanding and 10,000 shares of preferred stock designated as Super Voting Preferred Stock and 2,000 of such shares issued and outstanding and 18,740,000 shares of preferred stock authorized but undesignated and unissued.

Shares of preferred stock may be offered and sold from time to time, in one or more series, as authorized by our Board of Directors. Our Board of Directors is authorized to set for each series of preferred stock the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption. The Series A Preferred Stock is being issued pursuant to the amended certificate of designations that sets forth its terms.

The Series A Preferred Stock offered hereby, when issued, delivered and paid for in accordance with the terms of our underwriting agreement, will be fully paid and non-assessable.

The registrar, transfer agent, and paying agent in respect of the Series A Preferred Stock is VStock Transfer, LLC.

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Ranking

The Series A Preferred Stock will, as to dividend rights and rights upon our liquidation, dissolution or winding-up, rank:

(1)	Senior to all classes or series of our common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series A Preferred Stock;

(2)	On parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series A Preferred Stock;

(3)	Junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and

(4)	Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends

Holders of Series A Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10.5% of the $25.00 liquidation preference per year (equivalent to $2.625 per year). Dividends on the Series A Preferred Stock will accumulate and be cumulative from, and including, the date of original issue by us of the Series A Preferred Stock. Dividends will be payable monthly in arrears on or about the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designation, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to that next succeeding business day. We refer to each such date as a Dividend Payment Date. The first dividend on the Series A Preferred Stock offered hereby is scheduled to be paid on or about [*], 2021, which will cover the period from the first date we issue and sell the Series A Preferred Stock offered hereby through, but not including, [*], 2021.

Any dividend, including any dividend payable on the Series A Preferred Stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series A Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be the date that our Board of Directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the Dividend Payment Date, which we refer to as a Dividend Payment Record Date.

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We have established a segregated account that will be funded at closing with proceeds sufficient to pre-fund eight (8) monthly dividend payments on all outstanding shares of Series A Preferred Stock.. The segregated account may only be used to pay dividends on the Series A Preferred Stock, when legally permitted, and may not be used for other corporate purposes.

Our Board of Directors will not authorize, pay or set apart for payment by us any dividend on the Series A Preferred Stock at any time that:

•	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

•	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

•	the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not:

•	the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

•	we have earnings;

•	there are funds legally available for the payment of the dividends; and

•	the dividends are authorized.

No interest, or sums in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock, which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code) a portion, which we refer to as the Capital Gains Amount, of the dividends not in excess of our earning and profits that are paid or made available for the year to the holders of all classes of shares, or the Total Dividends, then the portion of the Capital Gains Amount that will be allocable to the holders of Series A Preferred Stock will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of Series A Preferred Stock for the year and the denominator of which will be the Total Dividends.

We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare or make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) by conversion into or exchange for common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) for the redemption of shares of our stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our stock and (iii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past dividend periods.

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Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series A Preferred Stock and all stock that ranks on parity with the Series A Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series A Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series A Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued and unpaid dividend.

In the event we owe accumulated dividends (whether or not earned or declared) on our Series A Preferred Stock equal to at least twelve full months of dividends (and sufficient cash or securities have not been deposited with a paying agent for the payment of the accumulated dividends), the number of directors constituting the board will be increased by the amount of directors, which we refer to as the “New Preferred Directors,” that when added to the then current number of will constitute a majority of the Board of Directors. We will then call a special meeting of holders of the Preferred Stock ranking on parity with the Series A Preferred Stock to permit the election of the New Preferred Directors. The term of the New Preferred Directors will last for so long as we are in arrears on our dividends as described above. The ability of the holders of Preferred Stock to elect the New Preferred Directors will also terminate, subject to reinstatement, once we have a Dividend Payment Date on which we are no longer in arrears on our dividends to the extent described above.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series A Preferred Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock, including our Series A Preferred Stock, then the holders of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series A Preferred Stock will be entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets.

Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding up. The Series A Preferred Stock will rank senior to the common stock as to priority for receiving liquidating distributions and on a parity with any existing and future equity securities which, by their terms, rank on a parity with the Series A Preferred Stock.

Optional Redemption

The Series A Preferred Stock is not redeemable prior to July 16, 2022, except under the circumstances described below. On and after July 16, 2022, to but excluding July 16, 2023, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $30.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2023, to but excluding July 16, 2024, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $28.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2024, to but excluding July 16, 2025, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $27.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2025, to but excluding July 16, 2026, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $26.25, plus any accrued and unpaid dividends. On and after July 16, 2026, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends.

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If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot.

We shall give the transfer agent not less than 30 nor more than 60 days prior written notice of redemption of the deposited Series A Preferred Stock. A similar notice of redemption will be mailed by the transfer agent not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of Series A Preferred Stock that is to be redeemed. The notice will notify the holder of the election to redeem the shares and will state at least the following:

•	the date fixed for redemption thereof, which we refer to as the Redemption Date;

•	the redemption price;

•	the number of shares of Series A Preferred Stock to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder);

•	that dividends on the Series A Preferred Stock will cease to accumulate on the date prior to the Redemption Date.

From and after the Redemption Date (unless we default in payment of the redemption price):

•	all dividends on the shares designated for redemption in the notice will cease to accumulate;

•	all rights of the holders of the shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate;

•	the shares will not thereafter be transferred (except with our consent) on the transfer agent’s books; and

•	the shares will not be deemed to be outstanding for any purpose whatsoever.

Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock.

Special Optional Redemption

During any period of time that both (i) the Series A Preferred Stock are no longer listed on Nasdaq, NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq, NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is still outstanding (which we refer to collectively as a “Delisting Event”), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

In addition, upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).

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If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right described above or our special optional redemption), the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below under ” —Conversion Rights” in respect of their shares called for redemption.

The transfer agent will mail to you, if you are a record holder of the Series A Preferred Stock, a notice of redemption, furnished by us, no fewer than 30 days nor more than 60 days before the redemption date. The transfer agent will send the notice to your address shown on the records of the transfer agent. No failure to give the notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to a holder to whom notice was defective or not given. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of Series A Preferred Stock to be redeemed;

•	that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable;

•	that the holders of Series A Preferred Stock to which the notice relates will not be able to convert such shares of Series A Preferred Stock in connection with the Delisting Event or Change of Control, as applicable, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

•	that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate on the date prior to the redemption date.

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common securities (or ADRs representing such securities) listed on the Nasdaq, NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq, NYSE or the NYSE AMER.

If we redeem fewer than all of the outstanding shares of Series A Preferred Stock, the notice of redemption mailed to each record holder of Series A Preferred Stock will also specify the number of shares of Series A Preferred Stock that we will redeem from such record holder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have irrevocably set aside sufficient funds for the redemption for the benefit of the holders of the Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accumulate on the underlying Series A Preferred Stock and all other rights of the holders of those shares of Series A Preferred Stock will terminate. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their underlying shares of Series A Preferred Stock (including any accumulated and unpaid dividends to but excluding the redemption date).

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The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock.

Conversion Rights

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock as described above under “—Optional Redemption” or “—Special Optional Redemption”) to direct the transfer agent, on such holder’s behalf, to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock, or the “Common Stock Conversion Consideration,” equal to the lesser of:

•	the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (such quotient, the “Conversion Rate”); and

•	5.353319 (i.e., the Share Cap), subject to certain adjustments described below

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our common stock to existing holders of common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, the Conversion Consideration that the holders of the Series A Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.

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Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, we will provide to holders of the Series A Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

•	the events constituting the Delisting Event or Change of Control, as applicable;

•	the date of the Delisting Event or Change of Control, as applicable;

•	the last date on which the holders of the Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

•	the method and period for calculating the Common Stock Price;

•	the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

•	that if, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock, holders will not be able to convert the Series A Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

•	if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series A Preferred Stock;

•	the name and address of the paying agent and the conversion agent;

•	the last date on which holders of the Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of the Series A Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of Series A Preferred Stock will be required to deliver, on or before the close of business on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the depositary receipts or certificates, if any, evidencing the interests in Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the transfer agent. The conversion notice must state:

•	the “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, which will be a business day fixed by our board of directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series A Preferred Stock; and

•	the number of shares of Series A Preferred Stock to be converted;

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The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing prices for our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of the Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (in whole or in part), by a written notice of withdrawal delivered to the depositary prior to the close of business on the business day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:

•	the number of withdrawn shares of Series A Preferred Stock;

•	the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company or a similar depositary, and the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable depositary.

Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. See “—Optional Redemption” and “—Special Optional Redemption.”

We will deliver the applicable Conversion Consideration no later than the third business day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into our common stock.

The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors—The conversion feature may not adequately compensate you, and the conversion and redemption features of the Series A Preferred Stock may make it more difficult for a party to take over our company and may discourage a party from taking over our company.”

The Series A Preferred Stock is not convertible into or exchangeable for any other securities or property, except as provided above.

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Limited Voting Rights

Except as described below, holders of Series A Preferred Stock will generally have no voting rights. In any matter in which the Series A Preferred Stock may vote (as expressly provided herein, or as may be required by law), each share of Series A Preferred Stock shall be entitled to one vote.

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of parity preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class on such matter, including our Series A Preferred Stock (voting together as a single class):

•	authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of stock ranking senior to the Series A Preferred Stock (other than preferred stock that bears interest at a lower rate than the Series A Preferred Stock) with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our charter, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, except that, with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series A Preferred Stock remains outstanding with the terms of the Series A Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 per share of the Series A Preferred Stock liquidation preference plus all accrued and unpaid dividends thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock disproportionately relative to any other class or series of parity preferred stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a separate class, will also be required.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock:

•	any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of equity securities of any class or series ranking, as to dividends or liquidation preference, on a parity with, or junior to, the Series A Preferred Stock; or

•	the amendment, alteration or repeal or change of any provision of our articles of incorporation, including the certificate of designation establishing the Series A Preferred Stock, as a result of a merger, consolidation, reorganization or other business combination, if the Series A Preferred Stock (or shares into which the Series A Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

Listing

Our Series A Preferred Stock is traded on the Nasdaq Capital Market under the symbol “AUVIP.”

No Maturity or Mandatory Redemption

The Series A Preferred Stock has no stated maturity and will not be subject to mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to redeem or set aside funds to redeem the Series A Preferred Stock.

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No Preemptive Rights

No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our Common Stock or any other security.

Book-Entry Procedures

DTC acts as securities depository for our outstanding Series A Preferred Stock. With respect to the Series A Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our Amended and Restated Certificate of Incorporation (including the Certificate of Designations designating the Series A Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series A Preferred Stock are made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within ninety (90) days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the initial purchase, ownership and disposition of the Series A Preferred Stock offered by this prospectus. This discussion only opines on “material” U.S. federal income tax considerations. As described in SEC Staff Legal Bulletin No. 19, “[i]nformation is ‘material’ if there is a substantial likelihood that a reasonable investor would consider the information to be important in deciding how to vote or make an investment decision or, put another way, to have significantly altered the total mix of available information.” This discussion only applies to purchasers who purchase and hold the Series A Preferred Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the Series A Preferred Stock in light of his, her, or its particular circumstances.

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This discussion is based upon provisions of the Code, U.S. Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Series A Preferred Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the Series A Preferred Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the Series A Preferred Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series A Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series A Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of acquiring, holding and disposing of the Series A Preferred Stock.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Series A Preferred Stock, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes material U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the Series A Preferred Stock by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of Series A Preferred Stock and you are for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General

If distributions are made with respect to the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds such earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series A Preferred Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Series A Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Considerations – U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions.”

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Under current law, dividends received by individual holders of the Series A Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. Individual shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction. Each domestic corporate holder of the Series A Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the Series A Preferred Stock.

We may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” However, in this scenario, to the extent the U.S. holder has adequate tax basis remaining in its Series A Preferred Stock, any distributions should be treated as a tax-free return of capital. Thus, to the extent we do not have adequate earnings in the next three fiscal years, we would anticipate all distributions  would be treated as a tax-free return of capital for U.S. holders.

Constructive Distributions on Series A Preferred Stock

A distribution by a corporation of its stock may be deemed made with respect to its preferred stock in certain circumstances, even when no distribution of cash or property occurs, and such a deemed distribution is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series A Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Material U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series A Preferred Stock is uncertain.

We believe two features of the Series A Preferred Stock could result in constructive distributions to U.S holders.

We have the right to call the Series A Preferred Stock for redemption on or after July 16, 2022 (the “call option”), and have the option to redeem the Series A Preferred Stock upon any Change of Control (the “contingent call option”). The stated redemption price of the Series A Preferred Stock upon any redemption pursuant to our call option or contingent call option is equal to $25.00 per share, plus any accrued and unpaid dividends and is payable in cash.

If the redemption price of the Series A Preferred Stock exceeds the issue price of the Series A Preferred Stock upon any redemption pursuant to our call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series A Preferred Stock. Treas. Reg. § 1.305-5(b). Assuming that the issue price of the Series A Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series A Preferred Stock should be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Series A Preferred Stock is sold.

A redemption premium for the Series A Preferred Stock should not result in constructive distributions to U.S. holders of the Series A Preferred Stock if the redemption premium is less than a de minimis amount as determined under principles similar to the OID Rules. Treas. Reg. § 1.305-5(b)(1). A redemption premium for the Series A Preferred Stock should be considered de minimis if such premium is less than 0.0025 of the Series A Preferred Stock’s liquidation value of $25.00 at maturity, multiplied by the number of complete years to maturity. Id. Because the determination under the OID Rules of a maturity date for the Series A Preferred Stock is unclear; the remainder of this discussion assumes that the Series A Preferred Stock is issued with a redemption premium greater than a de minimis amount.

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The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide a safe harbor for applying this test which states that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%”); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. Treas. Reg. § 1.305-5(b)(3). The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur.

We do not believe that a redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Reference is made to the applicable examples set forth in U.S. Treasury regulations which find relevant the ability of a holder to effectuate a change of majority control if the issuer fails to exercise a call option by a date certain. The limited voting rights granted to U.S. holders of the Series A Preferred Stock operate in a meaningfully different manner because such limited rights: (1) are triggered only upon the nonpayment of eighteen monthly dividend periods; and (2) do not entitle the U.S. holders to appoint a majority of our Board of Directors. In addition, the more likely than not test is applied at the time of issuance of the Series A Preferred Stock, thereby meaning all of the current facts and circumstances would need to show it is likely we will have the financial ability to fund the full amount of the redemption on July 16, 2022. The various risk factors described above, including historical cash flows of the Company, do not support a conclusion that we will likely have the requisite funds available to complete the redemption. Thus, the limited voting rights cannot be considered a “plan, arrangement, or agreement that effectively requires or is intended to compel” us to exercise our call option. Id. Accordingly, no U.S. holder of the Series A Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.

Secondly, the Series A Preferred Stock includes a mandatory dividend accrual feature, and any accrued but unpaid dividends are included in the liquidation preference for the Series A Preferred Stock. As a result, under U.S. Treasury regulation section 1.305-7, each dividend accrual that goes unpaid could constitute a constructive distribution to U.S. holders depending on the tax circumstances of the particular U.S. holder. As a practical matter for most U.S. holders, absent adequate current-year or accumulated earnings for the Company, these constructive distributions will be treated as a return of capital to the extent the U.S. holder has not already received a full return of its capital. Thus, assuming the U.S. holder acquires the Series A Preferred Stock for the list price of $25.00 per share, under the fixed dividend accrual schedule most U.S. holders would not have any so-called phantom income based on this feature for slightly more than seven- and one-half years.

Prospective holders of the Series A Preferred Stock should consult their own tax advisors regarding the potential implications of the constructive distribution rules.

Disposition of Series A Preferred Stock, Including Redemptions

Under Code section 302, upon any sale, exchange, redemption (except as discussed below) or other disposition of the Series A Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series A Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

A redemption of your Series A Preferred Stock for cash will be treated as a sale or exchange if it (1) results in a “complete termination” of your interest in our stock, (2) is not “essentially equivalent to a dividend” with respect to you, or (3) is “substantially disproportionate” with respect to you, each within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by you by reason of certain constructive ownership rules, as well as shares actually owned by you, must generally be taken into account. If you do not own (actually or constructively) any additional Series A Preferred Stock or our Common Stock, or own only an insubstantial percentage of our stock, and do not participate in our control or management, a redemption of your Series A Preferred Stock will generally qualify for sale or exchange treatment. Otherwise, the redemption may be taxable as a dividend to the extent of our current or accumulated earnings and profits as discussed above with respect to distributions generally. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. holder depends upon the facts and circumstances at the time that the determination must be made, prospective U.S. holders are advised to consult their own tax advisors regarding the tax treatment of a redemption. If a redemption of Series A Preferred Stock is treated as an exchange, it will be taxable as described in the preceding paragraph. If a redemption is treated as a distribution, the entire amount received will be treated as a distribution and will be taxable as described under the caption “Material U.S. Federal Income Tax Considerations —U.S. Holders: Distributions in General” above.

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Additional Medicare Contribution Tax

An additional tax of 3.8% generally will be imposed on the “net investment income” of U.S. holders who meet certain requirements and are individuals, estates or certain trusts. Among other items, “net investment income” generally includes gross income from dividends and net gain attributable to the disposition of certain property, such as shares of our Series A Preferred Stock. In the case of individuals, this tax will only apply to the lesser of (i) the individual’s “net investment income” or (ii) the excess of such individual's modified adjusted gross income over $200,000 ($250,000 for married couples filing a joint return and surviving spouses, and $125,000 for married individuals filing a separate return). U.S. holders should consult their tax advisors regarding the possible applicability of this additional tax in their particular circumstances.

Information Reporting and Backup Withholding

Information reporting and backup withholding may apply with respect to payments of dividends on the Series A Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Series A Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 24%) on payments of dividends on the Series A Preferred Stock and certain payments of proceeds on the sale or other disposition of the Series A Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the Series A Preferred Stock and you are not a “U.S. holder.”

Distributions on the Series A Preferred Stock

If distributions are made with respect to the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series A Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series A Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions.” In addition, if we are a U.S. real property holding corporation, i.e. a “USRPHC,” and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 30% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

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Disposition of Series A Preferred Stock, Including Redemptions

Any gain realized by a Non-U.S. holder on the disposition of the Series A Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);

•	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•	we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Series A Preferred Stock. This assumes that the Series A Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series A Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series A Preferred Stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. The receipt of any redemption proceeds attributable to any accrued but unpaid dividends on the Series A Preferred Stock generally will be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Distributions on the Series A Preferred Stock.” A payment made in redemption of the Series A Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series A Preferred Stock, in the same circumstances discussed above under “Material U.S. Federal Income Tax Considerations — U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions.” Each Non-U.S. holder of the Series A Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or as payment in exchange for the Series A Preferred Stock.

Information reporting and backup withholding

We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty. A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption. Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Series A Preferred Stock unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

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Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on Series A Preferred Stock paid on or after July 1, 2014, and the gross proceeds of a sale or other disposition of Series A Preferred Stock paid on or after January 1, 2019, to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of Series A Preferred Stock.

UNDERWRITING

We are offering the Series A Preferred Stock described in this prospectus through the underwriters named below. EF Hutton, division of Benchmark Investments, LLC is acting as the representative of the underwriters in this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite its name below.

Underwriter	Number of Shares
EF Hutton, division of Benchmark Investments, LLC
Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part.

We have been advised by the underwriters that they propose to offer the Series A Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of up to $[*] per share.

No action has been taken by us or the underwriters that would permit a public offering of the Series A Preferred Stock in any jurisdiction outside the United States where action for that purpose is required, including Canada. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal. No sales of our securities under this prospectus will be made to a resident of Canada.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

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Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriter by us.

	Per Share (1)	Total Without Over-Allotment	Total with Full Exercise of Overallotment
Public offering price	$25.00	$12,000,000	13,800,000
Underwriting discount to be paid to the underwriter by us (7.0%) (2)(3)	$1.75	$840,000	966,000
Proceeds to us (before expenses)	$23.25	$11,160,000	12,834,000

(1)	The public offering price and underwriting discount corresponds, in respect of the Series A Preferred Stock a public offering price per share of common stock of $25.00 ($23.25 net of the underwriting discount).

(2)	We have also agreed to (i) pay the EF Hutton a non-accountable expense allowance of 2.0% of the gross proceeds from the offering and (ii) reimburse the accountable expenses of the underwriters, including legal fees, in this offering, up to a maximum of $125,000

(3)	We have granted a 45-day option to the underwriters to purchase up to 2,250,000 additional shares of Series A Preferred Stock at the assumed public offering price set forth above less the underwriting discounts and commissions solely to cover over-allotments, if any.

We estimate the total expenses payable by us for this offering to be approximately $1,405,000, which amount includes (i) the underwriting discount of $840,000 (assuming no exercise of the overallotment option) and (ii)a non-accountable expense allowance of $240,000 (assuming no exercise of the overallotment option) and (iii) reimbursement of the accountable expenses of the underwriters of $125,000, including the legal fees of the underwriters and (iv) other estimated company expenses of approximately $200,000 which includes legal accounting printing costs and various fees associated with the registration and listing of the shares.

The securities we are offering are being offered by the underwriters subject to certain conditions specified in the underwriting agreement.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to a number of additional shares of Series A Preferred Stock equal to 15.0% of the number of shares of Series A Preferred Stock sold in the offering at the public offering price listed on the cover of this prospectus, less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of Series A Preferred Stock are purchased, the underwriters will offer these shares on the same terms as those on which the other securities are being offered.

Lock-Up Agreements

Pursuant to the underwriting agreement, we have agreed, for a period of 180 days from the closing date of this offering, that we will not, subject to specified exempt issuances, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement (except as forth below) with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. Notwithstanding the foregoing, the Company shall be allowed to file and utilize a S-3 registration statement and conduct an offering pursuant to same during the Lock-Up Period.

The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

•	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we, nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that the underwriter may be required to make for these liabilities.

Trading Market

Our Series A Preferred Stock has been approved for listing on the Nasdaq Capital Market under the symbol “AUVIP.” Trading of the Series A Preferred Stock is expected to commence on July 20, 2021. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock prior to any trading commencing, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Stock.

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EXPERTS

The consolidated financial statements of Applied UV, Inc., and subsidiaries incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of Adeptus Partners LLC, an independent registered public accounting firm, as set forth in their report thereon, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of Akida Holdings, LLC incorporated in the prospectus by reference to our Current Report on Form 8-K dated February 11, 2021 have been so incorporated in reliance on the report of Assurance Dimensions, an independent registered public accounting firm, as set forth in their report thereon, given on the authority of said firm as experts in auditing and accounting. The combined financial statements of KES Science & Technology, Inc. and JJS Technologies, LLC incorporated in the prospectus by reference to our Current Report on Form 8-K/A dated November 12, 2021 and related to the Company’s acquisition of the assets of KES have been so incorporated in reliance on the report of BF Borgers CPA PC, an independent registered public accounting firm, as set forth in their report thereon, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of Old SAM Partners, LLC, formerly known as Scientific Air Management, LLC incorporated in the prospectus by reference to our Current Report on Form 8-K/A dated November 12, 2021 and related to the Company’s acquisition of the assets of Scientific Air have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Carmel, Milazzo & Feil LLP, New York, New York. Carmel, Milazzo & Feil LLP owns 161,794 shares of the Company’s Common Stock. Lucosky Brookman LLP, Woodbridge, New Jersey, is acting as counsel for the underwriter with respect to the offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC registration statements on Form S-1 under the Securities Act of 1933, as amended, with respect to the securities that we are offering under this prospectus. It is important for you to read and consider all of the information contained in the registration statements and you should refer to our registration statements and their exhibits for further information.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our annual report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 30, 2021 as amended by the Form 10-K/A, filed with the SEC on April 26, 2021, our Current Report on Form 8-K, filed with the SEC on February 11, 2021 as amended by the Current Report on Form 8-K/A, filed with the SEC on April 20, 2021, our Current Report on 8-K, filed with the SEC on March 10, 2021, our Current Report on Form 8-K, filed with the SEC on March 30, 2021, our Current Report on Form 8-K, filed with the SEC on April 20, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021, our Current Report on Form 8-K, filed with the SEC on June 17, 2021, our Current Report on Form 8-K, filed with the SEC on July 19, 2021, our Current Report on Form 8-K, filed with the SEC on August 2, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021, our Definitive Schedule 14C, filed with the SEC on September 15, 2021, our Current Report on Form 8-K, filed with the SEC on October 4, 2021, as amended by our Current Report on Form 8-K/A, filed with the SEC on November 12, 2021, our Current Report on Form 8-K, filed with the SEC on October 19, 2021, as amended by our Current Report on Form 8-K/A, filed with the SEC on November 12, 2021, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021, our Current Report on Form 8-K, filed on December 9, 2021 and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until all of the securities are sold.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering described herein will automatically update and supersede the information contained in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Applied UV, Inc., 150 N. Macquesten Parkway, Mount Vernon, NY 10550, telephone number (914) 665-6100. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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Applied UV, Inc.

480,000 Shares of

10.5% Series A Cumulative Perpetual Preferred Stock

PROSPECTUS

EF HUTTON
division of Benchmark Investments, LLC

[*], 2021

lxv

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than the underwriter’s discount and commissions and expenses, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

Amount
Securities and Exchange Commission registration fee	$1,599
FINRA filing fee	$3,088
Accountants’ fees and expenses	$2,500
Legal fees and expenses	$150,000
Printing and engraving expenses	$2,000
Miscellaneous	$15,813
Total expenses	$175,000

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company, by reason of his acting as a director or officer of the Company or any of its subsidiaries (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company in any other capacity for or on behalf of the Company) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

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If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Company has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

In any underwriting agreement we enter into in connection with the sale of Series A Preferred Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.*

Set forth below is information regarding shares of Common Stock issued by us since the Company’s inception on February 26, 2019.

(a) Issuance of Capital Stock.

On March 26, 2019 the Company issued 201,250 shares to accredited investors in exchange for 100% of the issued and outstanding Common Stock of SteriLumen, Inc.

On March 27, 2019 the Company issued 1,800,000 shares of Common Stock and 2,000 shares of Super Voting Preferred Stock to an accredited investor in exchange for 100% of the issued and outstanding Series A preferred stock of SteriLumen, Inc.

On July 1, 2019, the Company issued 3,000,000 shares of Common Stock to an accredited investor in exchange for all 100% of the equity interest in MunnWorks, LLC.

On May 12, 2020, the Company issued 50,518 shares of Common Stock to Carmel, Milazzo & Feil LLP as part of compensation for legal services.

On June 10, 2020, the Company issued 51,548 shares of Common Stock to Carmel, Milazzo & Feil LLP as part of compensation for legal services.

On August 28, 2020, the Company issued 59,728 shares of Common Stock to Carmel, Milazzo & Feil LLP as part of compensation for legal services.

On June 30, 2020 the Company issued 89,308 unvested shares of its Common Stock to Keyoumars Saeed, its former Chief Executive Officer pursuant to his employment agreement with the Company. The stock vests over a period of 18 months.

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On June 30, 2020 the Company issued 38,275 unvested shares of its Common Stock to James L. Doyle, its Chief Operating Officer pursuant to his employment agreement with the Company. The stock vests over a period of 18 months.

On July 9, 2020, the Company issued 40,000 unvested shares of Common Stock in the aggregate to four newly elected directors. The shares will evenly vest on an annual basis over a period of four (4) years. Currently, 10,000 shares have vested.

On July 9, 2020, the Company issued 37,500 shares of unvested Common Stock to its non-employee directors, which vested on January 1, 2021.

On July 9, 2020, the Company issued 10,000 unvested shares of Common Stock to the Chairman of the Board. The shares vested on January 1, 2021.

On July 9, 2020, Company issued 15,000 unvested shares of Common Stock in the aggregate to the Chairman of the Audit Committee, the Chairman of the Nominating and Corporate Governance Committee and the Chairman the Compensation Committee. The shares vested on January 1, 2021.

On January 1, 2021 the Company issued in the aggregate 62,500 unvested shares of its Common Stock to its independent directors, which vest on January 1, 2022.

On January 14, 2021 the Company issued 3,320 shares of its Common Stock pursuant to the exercise of a common stock purchase warrant.

On January 25, 2021, the Company issued 3,000 shares of its Common Stock to a consultant as payment for services.

On February 8, 2021 the Company issued 1,375,000 shares of its Common Stock to the members of Akida Holdings LLC and one of its former employees in connection with the purchase of substantially all of the assets of Akida Holdings LLC.

On March 5, 2021 the Company issued 185 shares of its Common Stock pursuant to the exercise of a common stock purchase warrant.

On March 12, 2021 the Company issued 13,630 shares of its Common Stock pursuant to the exercise of a common stock purchase warrant.

On May 17, 2021 the Company issued 717 shares of its Common Stock pursuant to the exercise of a common stock purchase warrant.

On May 28, 2021 the Company issued 12,000 shares of its Common Stock to a consultant as payment for services.

On September 28, 2021, the Company issued 300,000 shares of its Common Stock to the members of Kes Science & Technology, Inc. in connection with the purchase of substantially all of the assets of Kes Science & Technology, Inc.

On October 13, 2021, the Company issued 400,000 shares of its Common Stock to the members of Old Sam Partners, LLC (SAM), formerly known as Scientific Air Management, LLC, in connection with the purchase of substantially all of the assets of SAM. 200,000 shares vest immediately, and the balance of 200,000 shares will vest March 31, 2023 if not previously cancelled due to certain EBITDA targets for 2021 and 2022.

On December 9, 2021 the Company issued 75,000 unvested shares of its Common Stock to James Alecxih, its Chief Executive Officer pursuant to his employment agreement with the Company.

The issuance of the capital stock listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

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(b) Warrants.

On April 1, 2020, the Company issued to Max Munn a warrant to purchase 80,000 shares of the Company’s Common Stock at a per share exercise price equal to $5.00 and the per share market value of the Company’s Common Stock on March 31, 2020.

June 1, 2020, the Company issued two warrants to purchase 5,000 shares of its Common Stock in aggregate, each at a $5.00 per share exercise price.

On September 2, 2020 the Company issued warrants to purchase 80,000 shares of its Common Stock to and at the direction of the underwriter of its initial public offering.

On November 13, 2020 the Company issued warrants to purchase 70,095 shares of its Common Stock to the underwriter of its public offering.

The issuance of the warrant listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(c) Option Grants.

On April 1, 2020, the Company issued 2,000 options (of which 1,250 have been cancelled) to its Board of Directors at an exercise price equal to the greater of $5.00  per share and the per share market value of the Company’s Common Stock on the date of the grant. The options are subject to equal quarterly vesting over a one-year period. On July 1, 2020 we issued an additional 1,000 options to certain Board members. On July 9, 2020, the Board cancelled any further issuance of these quarterly options. 1,750 of these options remain outstanding and are fully vested.

On July 9, 2020, the Company issued options to purchase in aggregate 1,000 shares of restricted Common Stock to the members of the Medical Advisory Board at an exercise price of $5.00 per share, all of which have been canceled.

On December 16, 2020 the Company granted options to purchase 135,000 shares of Common Stock at an exercise price of $4.96 to certain of its employees pursuant to the Company’s stock option plan, of which 25,000 have been cancelled

On March 4, 2021 the Company granted an unvested option to purchase 309,836 shares of its Common Stock at an exercise price of $7.80 to Max Munn, its President, pursuant to his employment agreement with the Company. The option vests monthly over a three-year period.

On April 5, 2021 the Company granted an option to purchase 70,000 shares of its Common Stock at an exercise price of $9.66 to Michael Riccio, its Chief Financial Officer, pursuant to his employment offer from the Company. These options were cancelled and reissued on September 28, 2021 at an exercise price of $6.53.

On June 22, 2021 the Company granted options to purchase 88,000 shares of Common Stock at an exercise price of $9.79 to certain of its employees pursuant to the Company’s stock option plan.

On September 23, 2021 the Company granted options to purchase 10,000 shares of Common Stock at an exercise price of $6.74 to certain of its employees pursuant to the Company’s stock option plan.

* All Common Stock share numbers have been adjusted to reflect a 1 for 5 reverse stock split effected by the Company on June 17, 2020.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Vernon, State of New York on the 13th day of December 2021.

APPLIED UV, INC.

By:	/s/ James Alecxih
James Alecxih
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/ James Alecxih	Chief Executive Officer and Chairman (Principal Executive officer)	December 13, 2021
James Alecxih

/s/ Max Munn	President and Director	December 13, 2021
Max Munn

/s/ Michael Riccio	Chief Financial Officer (Principal Financial and Accounting officer)	December 13, 2021
Michael Riccio

/s/ Joel Kanter	Chairman of the Board	December 13, 2021
Joel Kanter

/s/ Eugene Bauer	Director	December 13, 2021
Dr. Eugen Bauer

/s/ Alastair Clemow	Director	December 13, 2021
Dr. Alastair Clemow

/s/ Dr. Dallas Hack	Director	December 13, 2021
Dr. Dallas Hack

/s/ Eugene Burleson	Director	December 13, 2021
Eugene Burleson

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EXHIBIT INDEX

1.1	Underwriting Agreement.
3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.2	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.4	Certificate of Designation, Preferences and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.5	Certificate of Amendment of Certificate of Incorporation filed on June 17, 2020 (incorporated by reference to Exhibit 3.5 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.6	Certificate of Amendment of Certificate of Incorporation filed on June 23, 2020 (incorporated by reference to Exhibit 3.6 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.7	Certificate of Amendment of Certificate of Incorporation filed July 14, 2020 (incorporated by reference to Exhibit 3.7 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.8	Certificate of Amendment to Certificate of Designation of Series A Preferred Stock, filed on June 17, 2021 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on July 19, 2021).
3.9	Certificate of Designation, Preferences and Rights of 10.5% Series A Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.8 of the Registrant’s Registration Statement on Form S-1 (File No. 333-257197).
3.10	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed on October 7, 2021
3.11	Certificate of Amendment to the Certificate of Designation of Series A Preferred Stock, filed on December 8, 2021.
5.1	Opinion of Counsel to the Registrant.
10.1	Exchange Agreement, dated March 26, 2019 among the Registrant, SteriLumen, Inc. and each of the stockholders of SteriLumen, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.2	Exchange Agreement, dated March 27, 2019 among the Registrant, SteriLumen, Inc. and Laurie Munn (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.3	Exchange Agreement, dated July 1, 2019 among the Registrant, Munn Works, LLC and Laurie Munn (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.4	Warrant, dated April 1, 2020 issued to Max Munn (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.5	The Registrant’s 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 of the Registrant’s Registration Statement on Form S-1 (333-239892) filed with the SEC as of July 16, 2020).
10.6	Form of Option Agreement and Grant issued under February 18, 2020 Board Approval (incorporated by reference to Exhibit 10.6 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.7	Agreement, dated April 20, 2020 between Icahn School of Medicine at Mount Sinai and SteriLumen, Inc. (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.8	Employment Agreement, dated June 30, 2020 between the Registrant and Keyoumars Saeed (incorporated by reference to Exhibit 10.8 of the Registrant’s Registration Statement on Form S-1 (File no. 333-239892) filed with the SEC as of July 16, 2020).
10.9	Employment Agreement, dated June 30, 2020 between the Registrant and James L. Doyle III (incorporated by reference to Exhibit 10.9 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.10	Common Stock Purchase Warrant, dated July 1, 2020 (incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.11	Common Stock Purchase Warrant, dated July 1, 2020 (incorporated by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.12	Form of Option issued to Medical Advisory Board members (incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.13	Asset Purchase Agreement, dated as of February 8, 2021, by and among Applied UV, Inc., SteriLumen, Inc., Akida Holdings LLC, and members of Akida Holdings, LLC. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC as of February 11, 2021).
10.14	Contract Manufacturing Agreement, dated as of January 1, 2021, by and between KES Science & Technology, Inc. and Akida Holdings LLC.
10.15	Intellectual Property Assignment and License Agreement, dated as of January 1, 2021, by and among KES Science & Technology, Inc., KES Air Technologies, LLC and Akida Holdings LLC.
10.16	Management Services Agreement, dated as of January 1, 2021, by and between KES Science & Technology, Inc. and Akida Holdings LLC.
10.17	Employment Offer to Michael Riccio (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the SEC as of April 20, 2021).
10.18	Employment Agreement, dated June 30, 2020 between the Registrant and Max Munn (incorporated by reference to Exhibit 10.9 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.19	Employment Agreement, dated December 9, 2021 between the Registrant and James Alecxih (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 9, 2021.
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
23.1*	Consent of Adeptus Partners LLC, dated November 23, 2021.
23.2*	Consent of Marcum LLP, dated November 23, 2021
23.3*	Consent of Assurance Dimensions dated November 23, 2021
23.4*	Consent of BF Borgers CPA PC dated November 23, 2021
23.5	Consent of Counsel to the Registrant (included in Exhibit 5.1).
24.1*	Power of Attorney.

*Previously filed.

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